                                                                   EXHIBIT 10.27


                                                                  EXECUTION COPY

                      AMENDED AND RESTATED CREDIT AGREEMENT

                           dated as of April 11, 2002

                                      among

                          WABASH NATIONAL CORPORATION,

                                  as Borrower,

                       THE INSTITUTIONS FROM TIME TO TIME

                            PARTY HERETO, as Lenders,

                             BANK ONE, INDIANA, N.A.

                             as Administrative Agent


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                                TABLE OF CONTENTS

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                                                                                                                PAGE
                                                                                                                ----
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ARTICLE I:  DEFINITIONS...........................................................................................1

1.1  Certain Defined Terms........................................................................................1
1.2  References..................................................................................................24

ARTICLE II:  THE CREDITS.........................................................................................25

2.1  (A) Revolving Loans.........................................................................................25
2.2  Rate Options for All Advances...............................................................................27
2.3  Prepayments of Loans........................................................................................27
2.4  Reduction of Revolving Loan Commitments.....................................................................29
2.5  Method of Borrowing Revolving Advances......................................................................29
2.6  Method of Selecting Types and Interest Periods for Advances; Determination of Applicable Margins............29
2.7  Minimum Amount of Each Revolving Advance....................................................................30
2.8  Method of Selecting Types and Interest Periods for Conversion and Continuation of Loans.....................31
2.9  Intentionally Omitted.......................................................................................31
2.10  Intentionally Omitted......................................................................................31
2.11  Default Rate...............................................................................................31
2.12  Method of Payment..........................................................................................31
2.13  Notes, Telephonic Notices..................................................................................32
2.14  Promise to Pay; Interest and Fees; Interest Payment Dates; Interest and Fee Basis; Loan Accounts...........33
2.15  Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving Loan Commitment Reductions...34
2.16  Lending Installations......................................................................................34
2.17  Non-Receipt of Funds by the Administrative Agent...........................................................34
2.18  Termination Date...........................................................................................35
2.19  Letter of Credit Facility..................................................................................35
2.20  Revolver Letter of Credit Participation....................................................................35
2.21  Reimbursement Obligation...................................................................................36
2.22  Cash Collateral............................................................................................37
2.23  Letter of Credit Fees......................................................................................37
2.24  Indemnification; Exoneration...............................................................................38

ARTICLE III:  CHANGE IN CIRCUMSTANCES............................................................................39

3.1  Yield Protection............................................................................................39
3.2  Changes in Capital Adequacy Regulations.....................................................................40
3.3  Availability of Types of Advances...........................................................................41
3.4  Funding Indemnification.....................................................................................41
3.5  Taxes.......................................................................................................41


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
3.6  Mitigation; Lender Statements; Survival of Indemnity........................................................44

ARTICLE IV:  CONDITIONS PRECEDENT................................................................................45

4.1  Effectiveness...............................................................................................45
4.2  Each Revolving Loan and Revolver Letter of Credit...........................................................46

ARTICLE V:  REPRESENTATIONS AND WARRANTIES.......................................................................46

5.1  Corporate Existence and Standing............................................................................46
5.2  Authorization and Validity..................................................................................47
5.3  No Conflict; Government Consent.............................................................................47
5.4  Financial Statements........................................................................................47
5.5  Material Adverse Change.....................................................................................48
5.6  Taxes.......................................................................................................48
5.7  Litigation and Contingent Liabilities.......................................................................48
5.8  Subsidiaries................................................................................................48
5.9  ERISA.......................................................................................................49
5.10  Accuracy of Information....................................................................................49
5.11  Securities Activities......................................................................................49
5.12  Material Agreements........................................................................................49
5.13  Compliance with Laws.......................................................................................49
5.14  Assets and Properties......................................................................................50
5.15  Statutory Indebtedness Restrictions........................................................................50
5.16  Environmental Matters......................................................................................50
5.17  Labor Matters..............................................................................................51
5.18  Foreign Employee Benefit Matters...........................................................................51
5.19  Patents, Trademarks, Permits, Etc..........................................................................51
5.20  Note Agreement Representations.............................................................................51
5.21  [Restructuring Fees........................................................................................52

ARTICLE VI:  COVENANTS...........................................................................................52

6.1  Reporting...................................................................................................52
6.2  Affirmative Covenants.......................................................................................57
6.3  Negative Covenants..........................................................................................63
6.4  Financial Covenants.........................................................................................72

ARTICLE VII:  DEFAULTS...........................................................................................74

7.1  Defaults....................................................................................................74

ARTICLE VIII:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES................................77

8.1  Remedies....................................................................................................77
8.2  Defaulting Lender...........................................................................................78
8.3  Amendments..................................................................................................79



                                       ii

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
8.4  Preservation of Rights......................................................................................80

ARTICLE IX:  GENERAL PROVISIONS..................................................................................80

9.1  Survival of Representations.................................................................................80
9.2  Governmental Regulation.....................................................................................80
9.3  Headings....................................................................................................80
9.4  Entire Agreement............................................................................................80
9.5  Several Obligations; Benefits of this Agreement.............................................................81
9.6  Expenses; Indemnification...................................................................................81
9.7  Numbers of Documents........................................................................................82
9.8  Accounting..................................................................................................82
9.9  Severability of Provisions..................................................................................83
9.10  Nonliability of Lenders....................................................................................83
9.11  CHOICE OF LAW..............................................................................................83
9.12  WAIVER OF JURY TRIAL.......................................................................................83
9.13  No Strict Construction.....................................................................................83
9.14  Supplemental Disclosure....................................................................................83
9.15  Amendment and Restatement of Original Credit Agreement.....................................................84
9.16  Release....................................................................................................84

ARTICLE X:  THE ADMINISTRATIVE AGENT.............................................................................84

10.1  Appointment; Nature of Relationship........................................................................84
10.2  Powers.....................................................................................................85
10.3  General Immunity...........................................................................................85
10.4  No Responsibility for Loans, Creditworthiness, Recitals, Etc...............................................85
10.5  Action on Instructions of Lenders..........................................................................86
10.6  Employment of Agents and Counsel...........................................................................86
10.7  Reliance on Documents; Counsel.............................................................................86
10.8  The Administrative Agent's Reimbursement and Indemnification...............................................86
10.9  Rights as a Lender.........................................................................................86
10.10  Lender Credit Decision....................................................................................87
10.11  Successor Administrative Agent............................................................................87

ARTICLE XI:  SETOFF; RATABLE PAYMENTS............................................................................87

11.1  Setoff.....................................................................................................87
11.2  Intentionally Omitted......................................................................................87
11.3  Relations Among Lenders....................................................................................88

ARTICLE XII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..................................................88

12.1  Successors and Assigns.....................................................................................88
12.2  Participations.............................................................................................88
12.3  Assignments................................................................................................89
12.4  Confidentiality............................................................................................90
12.5  Dissemination of Information...............................................................................91
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                                      iii

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ARTICLE XIII:  NOTICES...........................................................................................91

13.1  Giving Notice..............................................................................................91
13.2  Change of Address..........................................................................................91

ARTICLE XIV:  COUNTERPARTS.......................................................................................91

EXHIBITS AND SCHEDULES


EXHIBITS
EXHIBIT A                 --        Revolving Loan Commitments and Term Credit
                                    (Definitions)

EXHIBIT B-1               --        Form of Revolving Note
                                    (Definitions)

EXHIBIT B-2               --        Form of Term Note
                                    (Definitions)

EXHIBIT B-3               --        Form of PIK Note
                                    (Definitions)

EXHIBIT C                 --        Form of Assignment Agreement
                                    (ss.ss. 2.19, 12.3)

EXHIBIT D                 --        List of Closing Documents
                                    (ss. 4.1)

EXHIBIT E                 --        Form of Officer's Certificate
                                    (ss.ss.4.2, 6.1(A)(iv))

EXHIBIT F                 --        Form of Compliance Certificate
                                    (ss.ss.4.2, 6.1(A)(iv))

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                                    SCHEDULES

Schedule 1.1.1      --    Permitted Existing Contingent Obligations
                          (Definitions)

Schedule 1.1.2      --    Permitted Existing Indebtedness (Definitions)

Schedule 1.1.3      --    Permitted Existing Investments (Definitions)

Schedule 1.1.4      --    Permitted Existing Liens (Definitions)

Schedule 1.1.17     --    Covenant Case Projection

Schedule 2.1        --    Existing Letters of Credit (ss.2.1)

Schedule 5.7        --    Litigation; Loss Contingencies (ss.5.7)

Schedule 5.8        --    Subsidiaries (ss.5.8)

Schedule 5.14       --    Assets and Properties (ss.5.14)

Schedule 5.16       --    Environmental Matters (ss.5.16)

Section 6.2(A)      --    Inactive Subsidiaries (ss.6.2(A))

Schedule 6.3(B)     --    Asset Sales Under Consideration on the Effective
                          Date (ss.6.3(B))

Schedule 6.3(L)     --    Other Indebtedness (ss.6.3(L))

                      AMENDED AND RESTATED CREDIT AGREEMENT

         This Amended and Restated Credit Agreement dated as of April 11, 2002 is entered into among Wabash National Corporation, a Delaware corporation, the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an assignment and acceptance pursuant to Section 12.3 and Bank One, Indiana, N.A., in its capacity as Administrative Agent for itself and the other Lenders. The parties hereto agree as follows:

ARTICLE I: DEFINITIONS

         1.1 Certain Defined Terms. In addition to the terms defined in other sections of this Agreement, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

         As used in this Agreement:

         "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof which constitutes a going business, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding partnership interests of a partnership or a majority (by percentage or voting power) of the outstanding ownership interests of a limited liability company.

         "ADMINISTRATIVE AGENT" means Bank One in its capacity as contractual representative for itself and the Lenders pursuant to Article X hereof and any successor Administrative Agent appointed pursuant to Article X hereof.

         "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Rate Advances, for the same Interest Period.

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise. In addition, each director of the Borrower or any Subsidiary of the Borrower shall be deemed to be an Affiliate of the Borrower.

         "AGREED CURRENCIES" means (i) Dollars and (ii) any other Eligible Agreed Currency which the Borrower requests the Issuing Lender to include as an Agreed Currency hereunder and which is acceptable to the Issuing Lender and the Administrative Agent. For purposes of this definition, "ELIGIBLE AGREED CURRENCY" means any currency other than Dollars (i) that is readily available,
(ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into Dollars in the international interbank market and (v) as to which an Equivalent Amount may be readily calculated.

         "AGGREGATE REVOLVING LOAN COMMITMENT" means the aggregate of the Revolving Loan Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is $18,000,000.00, of which $10,444,995.69 is outstanding as of the Effective Date.

         "AGREEMENT" means this Amended and Restated Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

         "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.4 hereof.

         "ALTERNATE BASE RATE" means, for any day, a fluctuating interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) as shall be in effect from time to time, which rate per annum shall at all times be equal to the greatest of (a) the Prime Rate in effect on such day; and (b) the sum of one-half of one percent (0.50%) and the Federal Funds Effective Rate in effect on such day. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Bank One or its parent as its prime rate (it being acknowledged that such announced rate may not necessarily be the lowest rate charged to any customer), and each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change.

         "APPLICABLE LETTER OF CREDIT FEE" as at any date of determination, shall be the rate per annum then applicable in the determination of the amount payable under Section 2.23 with respect to Letters of Credit, determined in accordance with the provisions of Section 2.6(b).

         "APPLICABLE MARGIN" shall have the meaning ascribed to that term in
Section 2.6(b)(i).

         "APPLICABLE REVOLVING LOAN COMMITMENT FEE" as at any date of determination, shall be the rate per annum then applicable in the determination of the amount payable under Section 2.14(C) with respect to the unused Aggregate Revolving Loan Commitment, determined in accordance with the provisions of
Section 2.6(b).

         "AUTHORIZED OFFICER" means any of the chief executive officer, chief financial officer, controller and treasurer of the Borrower, acting singly.

         "AVAILABLE LIQUIDITY" means, for any period, the sum of the average monthly balances during such period of (i) the amount by which (A) the Aggregate Revolving Loan Commitment in effect during such period exceeds (B) the aggregate outstanding amount of the Revolving Advances and Revolver L/C Obligations during such period and (ii) "Availability" (as defined in the Receivables Purchase Agreement) during such period.

         "BANK ONE" means Bank One, Indiana, N.A. in its individual capacity, together with its successors.

         "BANK PRINCIPAL ALLOCATION" shall mean, at any time, the percentage determined by dividing (a) the sum of (i) the outstanding principal amount of all of the Term Loans (other than the PIK Notes) plus (ii) the amount then available for drawing under all Term Letters of Credit plus (iii) the amount of unpaid reimbursement obligations with respect to drawings under all Term Letters of Credit by (b) the sum of (i) the outstanding principal amount of the Senior Notes (excluding in any event the Related Notes) as of such time by (ii) the sum of (A) the outstanding principal amount of all of the Term Loans (other than the PIK Notes) plus (B) the amount then available for drawing under all Term Letters of Credit plus (C) the amount of unpaid reimbursement obligations with respect to drawings under all Term Letters of Credit.

         "BASE RATE ADVANCE" means an Advance which bears interest at the Alternate Base Rate plus the Applicable Margin.

         "BASE RATE LOAN" means a Loan, or portion thereof, which bears interest at the Alternate Base Rate plus the Applicable Margin.

         "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "BORROWER" means Wabash National Corporation, a Delaware corporation, and its successors and assigns.

         "BORROWING DATE" means a date on which an Advance is made hereunder.

         "BORROWING NOTICE" means a Revolving Advance Borrowing Notice.

         "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurodollar Rate and with respect to Revolver Letter of Credit denominated in Agreed Currency, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York and on which dealings in United States Dollars are carried on in the London interbank market (and, if the Revolver Letter of Credit which is the subject of such issuance or payment is denominated in euro, a day upon which such clearing system as is determined by the Administrative Agent to be suitable for clearing or settlement of the euro is open for business) and
(ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York.

         "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Leases and purchase money Indebtedness to the extent permitted hereunder) by the Borrower and its Subsidiaries during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

         "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the government of the United States; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, or its branches or agencies and having capital and surplus in an aggregate amount not less than $500,000,000 (fully protected against currency fluctuations for any such deposits with a term of more than ten (10) days);
(iii) shares of money market, mutual or similar funds having net assets in excess of $500,000,000 maturing or being due or payable in full not more than one hundred eighty (180) days after the Borrower's acquisition thereof and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Ratings Group) and (iv) commercial paper of United States banks and bank holding companies and their subsidiaries and United States finance, commercial, industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group or P-1 (or better) by

Moody's Investors Service, Inc.; provided that the maturities of such Cash Equivalents shall not exceed 365 days.

         "CHANGE" is defined in Section 3.2 hereof.

         "CHANGE OF CONTROL" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COLLATERAL" means all real and personal property and interests in real and personal property now owned or hereafter acquired by the Borrower or any of the Borrower's Domestic Subsidiaries in or upon which a security interest or lien is granted to the Collateral Agent, for the benefit of the Secured Parties, whether under the Security Agreement, under any of the other Collateral Documents or under any of the other Loan Documents.

         "COLLATERAL AGENT" means Bank One, NA, a national banking association, in its capacity as contractual representative for itself and the Secured Parties pursuant to the terms of the Intercreditor Agreement and any successor Collateral Agent appointed pursuant to the terms thereof.

         "COLLATERAL DOCUMENTS" means the Security Agreement, the Pledge Agreements, the Mortgages and all other security agreements, pledges, powers of attorney, assignments, financing statements, vehicle titles and all other instruments and documents delivered to the Collateral Agent pursuant to Section 6.2(O) hereof, together with all agreements, instruments and documents referred to therein or contemplated thereby.

         "COMMISSION" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit F delivered to the Administrative Agent and each Lender by the Borrower pursuant to the provisions of this Agreement and covering, among other things, its compliance with the financial covenants contained in Section 6.4 and certain other provisions of this Agreement.

         "COMPUTATION DATE" is defined in Section 2.3(B).

         "CONSOLIDATED EBITDA" means, for any period, on a consolidated basis for the Borrower and its consolidated Subsidiaries, the sum of the amounts for such period, without duplication, of (i) Consolidated Operating Income, plus
(ii) charges against income for foreign taxes and U.S. income taxes to the extent deducted in computing Consolidated Operating Income, plus (iii) Interest Expense to the extent deducted in computing Consolidated Operating Income, plus
(iv) depreciation expense to the extent deducted in computing Consolidated Operating Income, plus (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Consolidated Operating

Income, plus (vi) other non-cash charges (in an aggregate amount not in excess of $15,000,000 during any fiscal year of the Borrower) in accordance with Agreement Accounting Principles to the extent deducted in computing Consolidated Operating Income, minus (x) the total interest income of the Borrower and its Subsidiaries to the extent included in computing Consolidated Operating Income minus (y) the total tax benefit reported by the Borrower and its Subsidiaries to the extent included in computing Consolidated Operating Income.

         "CONSOLIDATED EQUITY" means as of the date of any determination thereof, the total stockholders' equity of the Borrower and its Subsidiaries on a consolidated basis, all as determined in accordance with Agreement Accounting Principles.

         "CONSOLIDATED OPERATING INCOME" means, with reference to any period, the net operating income (or loss) of the Borrower and its Subsidiaries for such period (taken as a cumulative whole on a consolidated basis) including without limitation all restructuring expenses for such period (exclusive of "other income/expenses" as reflected in the Borrower's consolidated statement of income of the Borrower and its Subsidiaries for such period and related to non-operating and non-recurring income and expenses), as determined in accordance with Agreement Accounting Principles, after eliminating all offsetting debits and credits between the Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles.

         "CONSOLIDATED TAX ADJUSTED EQUITY" means as of the date of any determination thereof, Consolidated Equity plus the cumulative federal, state and local income tax benefit reported by the Borrower in accordance with Agreement Accounting Principles.

         "CONSOLIDATED TOTAL ASSETS" means as of the date of any determination thereof, total assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles.

         "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBS"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

         "CONTINGENT OBLIGATION", as applied to any Person, means any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

                  (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                  (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Contingent Obligation, the Indebtedness or other obligations that are the subject of such Contingent Obligation shall be assumed to be direct obligations of such obligor.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "CONTROLLED GROUP" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause
(i) above or any partnership or trade or business described in clause (ii) above.

         "CONVERSION/CONTINUATION NOTICE" is defined in Section 2.8(D) hereof.

         "CURE LOAN" is defined in Section 8.2 hereof.

         "CUSTOMARY PERMITTED LIENS" means:

                  (i) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

                  (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

                  (iii) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of assets or property of the Borrower and its Subsidiaries taken as a whole or materially impair the use thereof in the operation of their businesses taken as a whole, and (B) all Liens securing bonds to stay judgments or in connection with appeals that do not secure at any time an aggregate amount exceeding $5,000,000;

                  (iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary of the Borrower;

                  (v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Borrower or any Subsidiary of the Borrower which do not constitute a Default under Section 7.1(h);

                  (vi) Liens arising from leases, subleases or licenses granted to others which do not interfere in any material respect with the business of the Borrower or any Subsidiary of the Borrower; and

                  (vii) any interest or title of the lessor in the property subject to any operating lease entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business.

         "DEFAULT" means an event described in Article VII hereof.

         "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Termination Date.

         "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

         "DOLLAR" and "$" means dollars in the lawful currency of the United States of America.

         "DOLLAR AMOUNT" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent in such currency of such amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such currency on the London market at 11:00 a.m., London time, on or as of the most recent Computation Date provided for in Section 2.3(B).

         "DOMESTIC SUBSIDIARY" means a Subsidiary organized under the laws of a jurisdiction located in the United States of America, including, without limitation, those Subsidiaries identified as "Domestic Subsidiaries" on Schedule
5.8 hereto.

         "EFFECTIVE DATE" means April 12, 2002.

         "EMU" means Economic and Monetary Union as contemplated in the Treaty on European Union.

         "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. ss. 651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

         "ENVIRONMENTAL LIEN" means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "ENVIRONMENTAL PROPERTY TRANSFER ACT" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act" or "Responsible Property Transfer Act."

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (including any debt security that is convertible into, or exchangeable for, Capital Stock).

         "EQUIVALENT AMOUNT" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "EURO" and/or "EUR" means the euro referred to in Council Regulation
(EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of EMU.

         "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Rate Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Administrative Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One or one of its affiliate banks offers to place deposits in Dollars with first class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Rate Loan, and having a maturity equal to such Interest Period.

         "EURODOLLAR RATE" means, with respect to a Eurodollar Rate Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "EURODOLLAR RATE ADVANCE" means an Advance which bears interest at the Eurodollar Rate.

         "EURODOLLAR RATE LOAN" means a Loan, or portion thereof, which bears interest at the Eurodollar Rate.

         "EXCESS CASH FLOW" means, without duplication, for any fiscal quarter of the Borrower, an amount equal to:

         (i) the sum of cash and Cash Equivalents of the Borrower and its Subsidiaries on the last day of such fiscal quarter;

(plus)   (ii) Available Liquidity on the last day of such fiscal quarter;

minus (iii) the Projected Liquidity Amount on the last day of such fiscal quarter;

minus    (iv) $5,000,000.

         "EXCLUDED TAXES" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or any political subdivision thereof or (ii) the jurisdiction in which the Administrative Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located or any political subdivision thereof.

         "EXISTING LETTERS OF CREDIT" is defined in Section 2.1.

         "EXISTING LOANS" is defined in Section 2.1.

         "FEDERAL FUNDS EFFECTIVE RATE" shall have the meaning assigned to that term in the definition of Alternate Base Rate above.

         "FINANCE CONTRACTS" means any chattel paper originated by the Borrower or any of its Subsidiaries pursuant to a bona fide sale in the ordinary course of business with a customer or any Subsidiary.

         "FIRST TIER FOREIGN SUBSIDIARY" means each Foreign Subsidiary with respect to which any one or more of the Borrower or its Domestic Subsidiaries directly owns or controls more than 50% of such Foreign Subsidiary's Capital Stock.

         "FLEET LEASE TRANSACTION" means (i) the lease transaction among Wabash Statutory Trust - 2000 as lessor and Apex Trailer Leasing & Rentals, L.P. as lessee under that certain Amended and Restated Equipment Lease dated as of March 30, 2001, as amended, restated, supplemented or otherwise modified from time to time and all other investments and documents related thereto and (ii) the lease transaction among Fleet Capital Corporation (as successor to BancBoston Leasing, Inc.) as lessor and Apex Trailer Leasing & Rentals, L.P. as lessee under that certain Master Lease Agreement dated as of September 5, 1997, as amended, restated, supplemented or otherwise modified from time to time and all other instruments and documents related thereto.

         "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Borrower, any of its Subsidiaries or any members of its Controlled Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

         "FOREIGN PENSION PLAN" means any employee benefit plan as described in
Section 3(3) of ERISA which (i) is maintained or contributed to for the benefit of employees of the Borrower, any of its Subsidiaries or any of its ERISA Affiliates, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

         "FOREIGN SUBSIDIARY" means a Subsidiary of the Borrower which is not a Domestic Subsidiary.

         "FRUEHAUF PREFERRED STOCK" means the Series A 6% Cumulative Convertible Exchangeable Preferred Stock of the Borrower.

         "GOVERNMENTAL ACTS" is defined in Section 2.24(a) hereof.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any foreign, federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GROSS NEGLIGENCE" means recklessness, or actions taken or omitted with conscious indifference to or the complete disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used with respect to the Administrative Agent or any Lender or any indemnitee in any of the other Loan Documents, it shall have the meaning set forth herein.

         "GUARANTOR" means each Initial Guarantor and each other Domestic Subsidiary that executes and delivers a supplemental guaranty pursuant to
Section 6.2(N) hereof and Section 19 of the Guaranty (a "SUPPLEMENTAL GUARANTOR"), and in each case their respective successors and assigns.

         "GUARANTY" means the unconditional guaranty of payment of the Obligations, in form and substance satisfactory to the Administrative Agent, executed by the Initial Guarantors and any Supplemental Guarantors pursuant to
Section 6.2(N), as the same may from time to time be amended, modified, supplemented and/or restated.

         "HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "INDEBTEDNESS" means, with respect to any Person, without duplication,

                  (a) its liabilities for borrowed money, including reimbursement obligations (contingent or otherwise) with respect to letters of credit;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) its Capitalized Lease Obligations;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) its Off-Balance Sheet Liabilities;

                  (f) its Receivables Facility Attributed Indebtedness; and

                  (g) any Contingent Obligation of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under Agreement Accounting Principles. In no event shall Indebtedness include Unfunded Liabilities of any Plan of the Borrower and its Subsidiaries, which amount, as of December 31, 2001, was zero.

         "INDEMNIFIED MATTERS" is defined in Section 9.6(B) hereof.

         "INDEMNITEES" is defined in Section 9.6(B) hereof.

         "INITIAL GUARANTORS" means each Domestic Subsidiary (other than WNC, WNC Receivables Management Corp., WNC Funding LLC and WNC Funding Manager Corp.) in existence on the Effective Date.

         "INITIAL REVOLVER LETTER OF CREDIT" means that certain Existing Letter of Credit bearing number 82001398 and denominated in euro.

         "INTERCREDITOR AGREEMENT" means the Intercreditor and Collateral Agency Agreement dated as of the date hereof among the Collateral Agent, the Administrative Agent and the Secured Parties, as such agreement may be amended, restated, supplemented (including by way of joinder of additional parties thereto in accordance with its terms) or otherwise modified from time to time.

         "INTEREST COVERAGE RATIO" means, as of any date the same is to be determined, the ratio of (i) Consolidated EBITDA as of such date for (A) in the case of calculating Consolidated EBITDA for each relevant month in the Borrower's fiscal year ending on or about December 31, 2002, the cumulative period of months ending on and after April 30, 2002 and (B) in the case of calculating Consolidated EBITDA for each month thereafter, the period of four consecutive fiscal quarters then ending to (ii) Interest Expense during the same applicable periods.

         "INTEREST EXPENSE" means, for any period, the total interest expense of the Borrower and its consolidated Subsidiaries, whether paid or accrued (including the total interest expense under the Permitted Receivables Transfer), including interest expense not payable in cash (including amortization or write-off of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with Indebtedness (including the Obligations)), all as determined in conformity with Agreement Accounting Principles.

         "INTEREST PERIOD" means, with respect to a Eurodollar Rate Loan, a period of one (1), two (2), three (3) or six (6) months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "INTEREST RATE AGREEMENTS" is defined in Section 6.3(P) hereof.

         "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "ISSUING LENDER" means Bank One.

         "LAFAYETTE PROPERTY" means all of the real property owned by Wabash National, L.P. in Lafayette, Indiana which includes the central offices and manufacturing facilities of the Borrower.

         "L/C DRAFT" means a draft drawn on the Issuing Lender pursuant to a Letter of Credit.

         "L/C INTEREST" means a Revolver L/C Interest and a Term L/C Interest.

         "L/C OBLIGATIONS" means, without duplication, an amount equal to the sum of (i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the Issuing Lender, (iii) the aggregate outstanding amount of all Reimbursement Obligations at such time and (iv) the aggregate face amount of all Revolver Letters of Credit requested by the Borrower but not yet issued (unless the request for an unissued Revolver Letter of Credit has been denied).

         "LENDERS" means the lending institutions listed on the signature pages of this Agreement, including the Issuing Lender, and their respective successors and assigns.

         "LENDING INSTALLATION" means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent.

         "LETTER(S) OF CREDIT" means any or all of the Term Letters of Credit, and the Revolver Letters of Credit to be issued by the Issuing Lender pursuant to Section 2.19 hereof.

         "LEVERAGE VALUATION RATIO" means, as of any date the same is to be determined, the ratio of (i) the sum of the aggregate outstanding principal amount of the Obligations (excluding L/C Obligations) and the Indebtedness under the Note Agreements to (ii) Consolidated Total

Assets only to the extent consisting of cash and Cash Equivalents, net inventory, net prepaid and other expenses and net property, plant and equipment as of such date, in all cases as determined in accordance with Agreement Accounting Principles.

         "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "LOAN(S)" means, with respect to a Lender, such Lender's portion of any Advance described or made pursuant to Section 2.1 hereof, and collectively all Term Loans and Revolving Loans, whether made or continued as or converted to Base Rate Loans or Eurodollar Rate Loans.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranty, the Collateral Documents and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, including the letter agreement regarding fees among the Administrative Agent, the Collateral Agent and the Borrower, in each case as the same may be amended, restated or otherwise modified and in effect from time to time.

         "LOAN PARTIES" means the Borrower and each of the Guarantors.

         "MARGIN STOCK" shall have the meaning ascribed to such term in Regulation U.

         "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Borrower and its Subsidiaries taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance or Properties of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower and its Subsidiaries to perform their respective obligations under the Loan Documents, or (c) the ability of the Lenders or the Administrative Agent to enforce the Obligations in any material respect.

         "MATERIAL REAL ESTATE PROPERTY" shall mean each individual parcel of property owned by the Borrower or its Domestic Subsidiaries that has a net book value in excess of $3,000,000, excluding therefrom any parcels that are anticipated to be included in the SunTrust Sale and Leaseback.

         "MORTGAGES" means the mortgages and deeds of trust from time to time executed pursuant to the terms of Section 6.2(O) by one or more of the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

         "MULTIEMPLOYER PLAN" means a "Multiemployer Plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any member of the Controlled Group.

         "NATIONAL CITY LEASE TRANSACTION" means the lease transaction among National City Leasing Corporation as lessor and Apex Trailer Leasing & Rentals, L.P. (as successor to Wabash

National Finance Corporation) as lessee under that certain Master Equipment Lease Agreement No. 07008 dated as of December 30, 1996, as amended, restated, supplemented or otherwise modified from time to time.

         "NON PRO RATA REVOLVING LOAN" is defined in Section 8.2 hereof.

         "NOTE AGREEMENTS" means, in the case of the holders of the Borrower's Series A Senior Notes, those certain separate and several Amended and Restated Note Purchase Agreements, each dated as of the Effective Date, between the Borrower and such holders, in the case of the holders of the Borrower's Series C through H Senior Notes, those certain separate and several Amended and Restated Note Purchase Agreement, dated as of the Effective Date, between the Borrower and such holders, and in the case of the holders of the Borrower's Series I Senior Notes, that certain Amended and Restated Note Purchase Agreement, dated as of the Effective Date, between the Borrower and such holders, in each case as amended from time to time in accordance with Section 6.3 (T) hereof.

         "NOTES" means the Revolving Notes, Term Notes and PIK Notes.

         "NOTICE OF ASSIGNMENT" is defined in Section 12.3(B) hereof.

         "OBLIGATIONS" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, the Issuing Lender, any Affiliate of any of the foregoing or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the Notes, the PIK Notes or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

         "OFF-BALANCE SHEET LIABILITIES" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries,
(b) any liability of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability of such person or any of its Subsidiaries under any so-called "synthetic" lease transaction, or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

         "ORIGINAL CREDIT AGREEMENT" means the Credit Agreement dated as of September 30, 1997 among the Borrower, the financial institutions parties thereto and the Administrative Agent, as amended by Amendment No. 1 dated as of January 30, 1998, Amendment No. 2 dated as of September 30, 1999 and Amendment No. 3 dated as of November 30, 2000.

         "ORIGINATORS" means Wabash National, L.P. and NOAMTC, Inc., in their capacities as parties to the Receivables Sale Agreement.

         "OTHER TAXES" is defined in Section 3.5 hereof.

         "PARTICIPANTS" is defined in Section 12.2(A) hereof.

         "PAYMENT DATE" means the first Business Day of each calendar month.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERMITTED ACQUISITION" means any Acquisition made by the Borrower or any of its Subsidiaries provided that: (a) as of the date of such Acquisition, no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or from the incurrence of any Indebtedness in connection with such Acquisition; (b) prior to the date of such Acquisition, such Acquisition shall have been approved by the board of directors and, if applicable, the shareholders of the Person whose stock or assets are being acquired in connection with such Acquisition and no claim or challenge has been asserted or threatened by any shareholder or director of such Person which could reasonably be expected to have a material adverse effect on such Acquisition or a Material Adverse Effect; (c) as of the date of any such Acquisition, all approvals required in connection with such Acquisition shall have been obtained and (d) the Purchase Price paid or payable the Borrower and its Subsidiaries for all Permitted Acquisitions during any fiscal year of the Borrower shall not exceed $2,500,000.

         "PERMITTED EXISTING CONTINGENT OBLIGATIONS" means the Contingent Obligations of the Borrower and its Subsidiaries identified as such on Schedule
1.1.1 to this Agreement.

         "PERMITTED EXISTING INDEBTEDNESS" means the Indebtedness of the Borrower and its Subsidiaries identified as such on Schedule 1.1.2 to this Agreement.

         "PERMITTED EXISTING INVESTMENTS" means the Investments of the Borrower and its Subsidiaries identified as such on Schedule 1.1.3 to this Agreement.

         "PERMITTED EXISTING LIENS" means the Liens on assets of the Borrower or its Subsidiaries identified as such on Schedule 1.1.4 to this Agreement.

         "PERMITTED RECEIVABLES TRANSFER" means (i) a sale or other transfer by any Originator to WNC of "Receivables," and "Collections" under, and as such terms are defined in, the Receivables Sale Agreement, in accordance with the terms of the Receivables Sale Agreement, and/or (ii) a sale by WNC to purchasers of "Purchaser Interests" under, and as such term is defined in, the Receivables Purchase Agreement, in accordance with the terms of the Receivables Purchase Agreement.

         "PERSON" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

         "PIK NOTES" means those certain promissory notes of the Borrower payable to the order of each Lender, in substantially the form of Exhibit B-3 hereto, evidencing the aggregate deferral fees payable by the Borrower to such Lender under Section 2.14(C)(ii).

         "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

         "PLEDGE AGREEMENTS" means the pledge agreements from time to time executed pursuant to the terms of clause (a) and clause (b) of Section 6.2(O) in favor of the Collateral Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

         "PROJECTED LIQUIDITY AMOUNT" means, for any period, the applicable amount so designated for such period in the Borrower's "Covenant Case Projection" as set forth in Schedule 1.1.17 to this Agreement.

         "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "PRO RATA SHARE" means, at any particular time and with respect to any Lender, the percentage obtained by dividing (A) the sum of such Lender's Term Loans and Revolving Loan Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the sum of the aggregate amount of all of the Term Loans and the Aggregate Revolving Loan Commitment at such time; provided, however, if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) the sum of (A) such Lender's Term Loans and Revolving Loans, plus (B) such Lender's participations in L/C Interests, by (y) the sum of (A) the aggregate outstanding amount of all Term Loans and Revolving Loans, plus (B) the aggregate outstanding Dollar Amount of all Revolver L/C Obligations.

         "PURCHASE PRICE" means the total consideration and other amounts payable in connection with any Acquisition, including, without limitation, any portion of the consideration payable in cash, the value of any Capital Stock or other equity interests of the Borrower or any Subsidiary issued as consideration for such Acquisition, all Indebtedness and other monetary liabilities incurred or assumed in connection with such Acquisition and all transaction costs and expenses incurred in connection with such Acquisition.

         "PURCHASERS" is defined in Section 12.3(A) hereof.

         "RATE OPTION" means the Eurodollar Rate or the Alternate Base Rate.

         "RECEIVABLES FACILITY ATTRIBUTED INDEBTEDNESS" means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

         "RECEIVABLES PURCHASE AGREEMENT" means that certain Receivables Purchasing and Servicing Agreement dated as of April 11, 2002 by and among WNC, as seller, Wabash Financing LLC, as servicer, WNC Receivables Management Corporation, as independent member, General Electric Capital Corporation as the sole initial purchaser and as agent, and the other purchasers from time to time party thereto, as such agreement may be amended, restated or otherwise modified from time to time, or any replacement or substitution therefor.

         "RECEIVABLES PURCHASE DOCUMENTS" means the Receivables Sale Agreement and the Receivables Purchase Agreement.

         "RECEIVABLES SALE AGREEMENT" means that certain Receivables Sale and Contribution Agreement, dated as of April 11, 2002, by and among the Borrower, Wabash National, L.P., NOAMTC, Inc., and WNC, as such agreement may be amended, restated or otherwise modified from time to time, or any replacement or substitution therefor.

         "REGISTER" is defined in Section 12.3(C) hereof.

         "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks and nonbank, nonbroker lenders for the purpose of purchasing or carrying Margin Stock.

         "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         "REIMBURSEMENT OBLIGATION" is defined in Section 2.21 hereof.

         "RELATED NOTES" means the PIK Notes under and as defined in the Note Agreements.

         "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days after such event occurs, provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "REQUIRED LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are greater than fifty percent (50%) of the sum of: (i) the aggregate outstanding principal balance of all Term Loans plus (ii) the Aggregate Revolving Loan Commitment in effect as of the date of determination, or, if the Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement, the aggregate outstanding principal balance of the Revolving Loans and the Revolver L/C Obligations; provided, however, that, if any of the Revolving Lenders shall have failed to fund its Revolving Loan Pro Rata Share of any Revolving Loan requested by the Borrower or any Lender shall have failed to fund its participation in any L/C Obligations which such Lenders are obligated to fund under the terms of this Agreement and such failure has not been cured, then for so long as such failure continues, "REQUIRED LENDERS" excludes Lenders whose failure to so fund has not been so cured.

         "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act 1934, Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

         "RESERVE REQUIREMENT" means the maximum reserve requirement, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to "Eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Borrower now or hereafter outstanding, except a dividend payable solely in the Borrower's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Borrower or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Borrower) of other Equity Interests of the Borrower (other than Disqualified Stock), (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness prior to the stated maturity thereof, other than the Obligations and (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Indebtedness (other than the Obligations) or any Equity Interests of the Borrower or any of the Borrower's Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission.

         "RESTRUCTURING TRANSACTION" means the transactions contemplated by this Agreement and the Note Agreements which include the extension of the maturities of certain of the Senior Notes, the execution and delivery of the Collateral Documents, the execution and delivery of the Permitted Receivables Transfer, the amendments and/or waivers to the Fleet Lease Transaction and all transactions relating thereto.

         "REVOLVER L/C DRAFT" means a draft drawn on the Issuing Lender pursuant to a Revolver Letter of Credit.

         "REVOLVER L/C INTEREST" shall have the meaning ascribed to such term in
Section 2.20.

         "REVOLVER L/C OBLIGATIONS" means, without duplication, an amount equal to the sum of (i) the aggregate of the Dollar Amount then available for drawing under each of the Revolver Letters of Credit, (ii) the Dollar Amount equal to the stated amount of all outstanding Revolver L/C Drafts corresponding to the Revolver Letters of Credit, which Revolver L/C Drafts have been accepted by the Issuing Lender, (iii) the aggregate outstanding Dollar Amount of all Reimbursement Obligations at such time and (iv) the aggregate Dollar Amount equal to the stated amount of all Revolver Letters of Credit requested by the Borrower but not yet issued (unless the request for an unissued Revolver Letter of Credit has been denied).

         "REVOLVER LETTER(S) OF CREDIT" means any or all of the letters of credit to be issued by the Issuing Lender pursuant to Section 2.19 hereof.

         "REVOLVING ADVANCE" means a borrowing consisting of simultaneous Revolving Loans of the same Type made to the Borrower by each of the Lenders pursuant to Section 2.1(a), and for, in the case of Eurodollar Rate Advances, the same Interest Period.

         "REVOLVING ADVANCE BORROWING NOTICE" has the meaning specified in
Section 2.6(a).

         "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of (i) the outstanding principal amount of the Revolving Loans at such time, plus (ii) the Revolver L/C Obligations at such time.

         "REVOLVING LENDER" means any Lender with a Revolving Loan Commitment.

         "REVOLVING LOAN" means a loan by a Lender to the Borrower as part of a Revolving Advance.

         "REVOLVING LOAN COMMITMENT" means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Revolver Letters of Credit in an aggregate amount not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Revolving Loan Commitment" or the signature page of the Assignment and Acceptance by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance.

         "REVOLVING LOAN PRO RATA SHARE" means, at any particular time and with respect to any Lender, the percentage obtained by dividing (A) the then aggregate amount of such Lender's

Revolving Loan Commitment (as adjusted from time to time in accordance with the provisions in this Agreement) by (B) the Aggregate Revolving Loan Commitment at such time; provided, however, if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Revolving Loan Pro Rata Share" means the percentage obtained by dividing (x) the sum of (A) such Lender's Revolving Loans, plus (B) such Lender's share of the obligations to purchase participations in Revolver Letters of Credit by (y) the sum of (A) the aggregate outstanding amount of all Revolving Loans, plus (B) the aggregate outstanding Dollar Amount of all Revolver Letters of Credit.

         "REVOLVING NOTE" means a promissory note of the Borrower payable to the order of any Revolving Lender, in substantially the form of Exhibit B-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Revolving Lender resulting from the Revolving Loans made by such Revolving Lender to the Borrower.

         "RISK-BASED CAPITAL GUIDELINES" is defined in Section 3.2 hereof.

         "SECURED OBLIGATIONS" has the meaning ascribed to such term in the Intercreditor Agreement.

         "SECURED PARTIES" has the meaning ascribed to such term in the Intercreditor Agreement.

         "SECURITY AGREEMENT" means that certain Security Agreement dated as of the date hereof executed pursuant to the terms of Section 6.2(O) by the Borrower and the Initial Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

         "SENIOR NOTES" means $192,000,000 aggregate principal amount of the Borrower's Senior Notes, Series A and Series C through I, due 2004-2008.

          "SIGNIFICANT REAL ESTATE PROPERTY" shall mean each individual parcel of property owned by the Borrower or its Domestic Subsidiaries that has a net book value in excess of $1,000,000 and less than $3,000,000, excluding therefrom any parcels that are anticipated to be included in the SunTrust Sale and Leaseback.

         "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "SUBORDINATED DEBT" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of Indebtedness of such Persons the payment of which is subordinated to the payment of the Secured Obligations to the written satisfaction of the Administrative Agent.

         "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any company, partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a direct or indirect Subsidiary of the Borrower.

         "SUNTRUST SALE AND LEASEBACK" means that certain sale and leaseback of certain real property owned by the Borrower and/or certain of its Domestic Subsidiaries to be effected pursuant to that certain engagement letter agreement between the Borrower and SunTrust Robinson Humphrey dated February 1, 2002.

         "SUPPLEMENTAL GUARANTOR" has the meaning set forth in the definition of "Guarantor" above.

         "TANGIBLE ASSETS" means as of the date of any determination thereof, with respect to any Person, total assets of such Person in accordance with Agreement Accounting Principles, but excluding therefrom goodwill, patents, patent applications, permits, trademarks, trade names, copyrights, licenses, franchises, experimental expense, organizational expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with Agreement Accounting Principles.

         "TAXES" is defined in Section 3.5(i).

         "TERM CREDIT" means the Term Loans and the Term Letters of Credit.

         "TERM L/C DRAFT" means a draft drawn on the Issuing Lender pursuant to a Term Letter of Credit.

         "TERM L/C INTEREST" shall have the meaning ascribed to such term in
Section 2.1.

         "TERM L/C OBLIGATIONS" means, without duplication, an amount equal to the sum of (i) the aggregate of the amount then available for drawing under each of the Term Letters of Credit, (ii) the face amount of all outstanding Term L/C Drafts corresponding to the Term Letters of Credit, which Term L/C Drafts have been accepted by the Issuing Lender and (iii) the aggregate outstanding amount of all reimbursement obligations of the Borrower with respect to such Term Letters of Credit at such time.

         "TERM LETTER(S) OF CREDIT" means any or all of the Existing Letters of Credit (other than the Initial Revolver Letter of Credit).

         "TERM LOANS" means any or all of the Existing Loans which are converted into the Term Credit as described in Section 2.1(B).

         "TERM LOAN LENDER" means any Lender which has outstanding Term Loans or Term L/C Obligations owing from the Borrower.

         "TERM NOTE" means a promissory note of the Borrower payable to the order of any Term Loan Lender, in substantially the form of Exhibit B-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Term Loan Lender resulting from the Term Loans deemed to have been made by such Term Loan Lender to the Borrower.

         "TERMINATION DATE" means the earlier of (a) March 30, 2004 and (b) the date of termination of the Revolving Loan Commitments pursuant to Section 2.4 or
Section 8.1.

         "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Benefit Plan during a plan year in which the Borrower or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Borrower or any member of the Controlled Group; (iii) the imposition of an obligation on the Borrower or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any member of the Controlled Group from a Multiemployer Plan.

         "TRANSFEREE" is defined in Section 12.5 hereof.

         "TREATY ON EUROPEAN UNION" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1,
1993), as amended from time to time.

         "TYPE" means, (a) with respect to any Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan and (b) with respect to any Advance, its nature as a Base Rate Advance or a Eurodollar Rate Advance.

         "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "UNMATURED DEFAULT" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "WNC" means WNC Receivables, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of the Borrower.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in existence as of the date hereof.

         1.2 References. The existence throughout this Agreement of references to the Borrower's Subsidiaries is for convenience only. Any references to Subsidiaries of the Borrower set forth herein shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

ARTICLE II: THE CREDITS

         2.1 (A) Revolving Loans. Upon the satisfaction of the conditions precedent set forth in Sections 4.1 and 4.2 hereof, from and including the date of this Agreement and prior to the Termination Date, each Revolving Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to the Borrower from time to time, in Dollars, in an amount not to exceed in the aggregate at any one time outstanding the amount of such Lender's Revolving Loan Commitment; provided, however, that
(i) the Aggregate Revolving Loan Commitment shall be deemed used from time to time to the extent of the aggregate Revolver L/C Obligations then outstanding, and such deemed use of the Aggregate Revolving Loan Commitment shall be applied to the Revolving Lenders ratably according to their respective Revolving Loan Commitments and (ii) at no time shall the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment. Each Revolving Advance under this
Section 2.1(A) shall consist of Revolving Loans made by each Revolving Lender ratably in proportion to such Revolving Lender's respective Revolving Loan Pro Rata Share. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. The Revolving Loans made on the Effective Date, if any, shall initially be Base Rate Loans and thereafter may be continued as Base Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 2.8 and subject to the other conditions and limitations therein set forth and set forth in this Article
II. On the Termination Date, the outstanding principal balance of the Revolving Loans shall be paid in full by the Borrower.

         (B) Term Credit.

         (a) Conversion to Term Credit. Prior to the Effective Date, certain "Syndicated Loans" (the "Existing Loans") and "Letters of Credit" (as described in Schedule 2.1 to this Agreement, the "Existing Letters of Credit") were previously made to, or issued for the account of, the Borrower under, or evidenced by, the Original Credit Agreement the aggregate outstanding principal balance of which as of the Effective Date equals $117,444,995.69 (collectively, the "Existing Credit"). Subject to terms and conditions set forth in this Agreement, each of the parties hereto agrees that on the Effective Date (a) $107,000,000 of the Existing Credit (consisting of $80,402,057 of the Existing Loans and $26,597,943 of the Existing Letters of Credit) shall be reevidenced by this Agreement as the Term Credit hereunder and the terms and conditions of such Existing Credit shall be amended and restated in its entirety as set forth in this Agreement and (b) the remaining $10,444,995.69 outstanding principal balance of the Existing Credit (consisting of $9,497,943 of the Existing Loans and $947,052.69 attributable to the Initial Revolver Letter of Credit) which is outstanding as of the Effective Date shall continue in effect as Revolving Loans and Revolver Letters of Credit hereunder. The parties hereto acknowledge and agree that the "Commitment" of each Lender under the Original Credit Agreement has been terminated to the extent and in the amount of the Term Credit hereunder.

         (b) Amount of Term Credit. Subject to the terms and conditions set forth in this Agreement, One Hundred and Seven Million Dollars ($107,000,000) of the Existing Credit are reevidenced hereby as the Term Credit held by each Term Loan Lender in the amounts set forth on Exhibit A hereto.

         (c) Repayment of the Term Credit. (i) The unpaid principal balance of the Term Credit shall be repaid in twenty-one (21) consecutive monthly principal installments, payable on the last Business Day of each calendar month, commencing on April 30, 2002, and continuing thereafter until December 31, 2003, and the Term Credit shall be permanently reduced by the amount of each installment on the date payment thereof is made hereunder. Each monthly installment on the Term Credit shall be in an aggregate principal amount equal to the product of the Bank Principal Allocation times $1,166,667 with respect to the first nine (9) installments and the product of the Bank Principal Allocation times $4,958,333 with respect to the remaining twelve (12) installments. The then outstanding principal balance of the Term Credit, if any, shall be due and payable on the Termination Date. No installment of any Term Credit shall be reborrowed once repaid.

         (ii) Each Term Loan Lender is deemed to have automatically, irrevocably and unconditionally purchased and received from the Issuing Lender an undivided interest and participation in and to each Term Letter of Credit, the obligations of the Borrower in respect thereof, and the liability of the Issuing Lender thereunder (collectively, a "Term L/C Interest") in an amount equal to the amount available for drawing under such Term Letter of Credit multiplied by such Lender's Pro Rata Share.

         The Issuing Lender will notify the Administrative Agent promptly upon presentation to it of a Term L/C Draft or upon any other draw under a Term Letter of Credit and the Administrative Agent will promptly notify each Term Lender. On or before the Business Day on which the Issuing Lender makes payment of each such Term L/C Draft or any other draw on a Term Letter of Credit, on demand of the Issuing Lender received by each Term Lender not later than 11:00 a.m. (Chicago time) on such Business Day, each Term Lender shall make payment on such Business Day to the Administrative Agent for the account of the Issuing Lender, in immediately available funds in an amount equal to such Lender's Pro Rata Share of the amount of such payment or draw.

         Upon the Administrative Agent's receipt of funds as a result of the Issuing Lender's payment on a Term L/C Draft or any other draw on a Term Letter of Credit issued by the Issuing Lender, the Administrative Agent shall promptly pay such funds to the Issuing Lender. The obligation of each Term Lender to pay the Administrative Agent for the account of the Issuing Lender under this
Section 2.1 shall be unconditional, continuing, irrevocable and absolute. In the event that any Term Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.1, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Term Lender hereunder until the Administrative Agent on behalf of the Issuing Lender receives such payment from such Term Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Term Lender of its obligation to reimburse the Administrative Agent for such amount in accordance with this Section 2.1.

         If any Term Letter of Credit expires without having been drawn upon or is otherwise cancelled, the aggregate principal balance of the Term Credit shall be reduced by the amount of such Term Letter of Credit and such amount may not be reborrowed; the parties hereto acknowledging and agreeing that a Term Letter of Credit may, upon request of the Borrower, be renewed for additional consecutive periods of 12 months or less (but not beyond the date that is twenty-one (21) days prior to the Termination Date) unless the Issuing Lender notifies the beneficiary thereof at least 30 days prior to the then-applicable expiry date that such Term Letter of Credit will not be renewed (it being understood and agreed that the Issuing Lender shall not send such a notice unless (x) an Unmatured Default or Default has occurred and is continuing or (y) such renewal would cause such Term Letter of Credit to expire on a date that is beyond twenty-one (21) days prior to the Termination Date).

         (iii) Notwithstanding anything to the contrary herein or in any application for a Term Letter of Credit, to the extent the then outstanding principal balance of the Term Loans have been repaid in full, the Borrower shall, upon the Administrative Agent's demand, deliver to the Collateral Agent for the benefit of the Term Lenders, cash, or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to the aggregate outstanding Term L/C Obligations of the Borrower. Any such collateral shall be held by the Collateral Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Term Letters of Credit and retained by the Collateral Agent for the benefit of the Term Lenders as collateral security for the Borrower's obligations in respect of this Agreement and each of the Term Letters of Credit and Term L/C Drafts. Such amounts shall be applied to reimburse the Administrative Agent or the Issuing Lender, as applicable, for drawings or payments under or pursuant to Term Letters of Credit or Term L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Administrative Agent shall determine.

         (iv) In addition to the scheduled payments on the Term Credit, the Borrower (a) may make the voluntary prepayments described in Section 2.3(A) for credit against the scheduled payments on the Term Credit pursuant to Section 2.3(A) and (b) shall make the mandatory prepayments prescribed in Section 2.3(B) for credit against the scheduled payments on the Term Credit pursuant to Section 2.3(B).

         2.2 Rate Options for All Advances. The Advances may be Base Rate Advances or Eurodollar Rate Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.6 and 2.8. The Borrower may select, in accordance with Sections 2.6 and 2.8, Rate Options and Interest Periods applicable to portions of the Revolving Loans and the Term Loans; provided that there shall be no more than six (6) Interest Periods in effect with respect to all of the Loans at any one time.

         2.3 Prepayments of Loans.

         (A) Optional Prepayments. Subject to Section 3.4 and the requirements of Section 2.7, the Borrower may (a) following notice given to the Administrative Agent by the Borrower, by not later than 10:00 a.m. (Chicago time) on the date of the proposed prepayment, such notice specifying the aggregate principal amount of and the proposed date of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Base

Rate Advances in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and (b) following notice given to the Administrative Agent by the Borrower by not later than 10:00 a.m. (Chicago time) on, if the Advance to be prepaid is a Eurodollar Rate Advance, the fifth Business Day preceding the date of the proposed prepayment, such notice specifying the Advance to be prepaid and the proposed date of the prepayment, and, if such notice is given, the Borrower shall, prepay the outstanding principal amounts of the Eurodollar Rate Loans comprising a Eurodollar Rate Advance in whole (and not in part), together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that the Borrower may not so prepay any Advances consisting of Term Loans unless such prepayment is made in accordance with the terms of the Intercreditor Agreement. Each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 and `an integral multiple of $1,000,000. Optional prepayments of the Loans shall be applied to each of the then remaining installments payable under the Term Loans, on a ratable basis based upon the respective amounts of such installments and, upon payment in full of the Term Loans, shall be applied to then outstanding Revolving Loans.

         (B) Mandatory Prepayments.

         (a) Intentionally Omitted.

         (b) Intentionally Omitted.

         (c) By no later than three (3) Business Days after the end of each fiscal quarter of the Borrower (beginning with the fiscal quarter ending on June 30, 2002), the Borrower shall make a mandatory prepayment of the Term Credit in an aggregate amount equal to the product of the Bank Principal Allocation times the Excess Cash Flow, if positive, for such prior fiscal quarter.

         (d) Nothing in this Section 2.3(B) shall be construed to constitute the Lenders' consent to any transaction referred to in clauses (a), (b) and (c) above which is not expressly permitted by the terms of this Agreement.

         (e) Following the payment in full of the Term Loans, the amount of each such mandatory prepayment shall be applied to cash collateralize the Term L/C Obligations as contemplated by Section 2.1(c), and following the cash collateralization in full of the Term L/C Obligations, the amount of each such mandatory prepayment shall be applied to repay Revolving Loans (and shall reduce Revolving Loan Commitments) and following the payment in full of the Revolving Loans, the amount of each such mandatory prepayment shall be applied first to interest on the Reimbursement Obligations, then to principal on the Reimbursement Obligations, then to fees on account of Letters of Credit and then, to the extent any Revolver L/C Obligations are contingent, deposited with the Collateral Agent as cash collateral in respect of such Revolver L/C Obligations.

         (f) On the date any such mandatory prepayment is received by the Administrative Agent, such prepayment shall be applied first to Base Rate Loans and to any Eurodollar Rate Loans maturing on such date and then to subsequently maturing Eurodollar Rate Loans.

         (g) The Administrative Agent will determine the Dollar Amount of:

                  (i) each Letter of Credit on the date three (3) Business Days prior to the issuance date, or, if applicable, renewal date of such Letter of Credit; and

                  (ii) all outstanding L/C Obligations on and as of the last Business Day of each calendar month and on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (i) and (ii) is herein described as a "COMPUTATION DATE" with respect to each Letter of Credit for which a Dollar Amount is determined on or as of such day.

         If at any time and for any reason (other than as the result of fluctuations in currency exchange rates) the Dollar Amount of the Revolving Credit Obligations (calculated, with respect to all Revolver L/C Obligations denominated in Agreed Currencies other than Dollars, as of the most recent Computation Date with respect to each such Revolver L/C Obligation) is greater than the Aggregate Commitment, the Borrowers shall immediately make a mandatory prepayment of the Obligations in an amount equal to such excess. The Borrower shall also make all prepayments required under Section 2.3(B).

         If, on any Computation Date, as a result of fluctuations in currency exchange rates the Dollar Amount of the Revolving Credit Obligations exceeds one hundred five percent (105%) of the Aggregate Commitment, the Administrative Agent shall so notify the Borrower and the Lenders of such occurrence and the Borrower shall immediately make a mandatory prepayment of the Obligations in an aggregate principal amount sufficient to eliminate any such excess.

         2.4 Reduction of Revolving Loan Commitments. The Borrower may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount, upon at least five Business Days' prior written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Obligations. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Revolving Lenders to make Revolving Loans hereunder.

         2.5 Method of Borrowing Revolving Advances. The Administrative Agent shall notify each Revolving Lender by 11:00 a.m. (Chicago time) of each Revolving Advance on the Borrowing Date of each Base Rate Advance and three Business Days before the Borrowing Date of each Eurodollar Rate Advance and, not later than 12:00 noon (Chicago time) on each Borrowing Date, each Revolving Lender shall make available its Revolving Loan or Loans, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIII hereof. The Administrative Agent will promptly make the funds so received from the Revolving Lenders available to the Borrower.

         2.6 Method of Selecting Types and Interest Periods for Advances; Determination of Applicable Margins.

         (a) Method of Selecting Types and Interest Periods for Advances. For all Revolving Loans, the Borrower shall select the Type of Advance and, in the case of each Eurodollar Rate Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a "REVOLVING ADVANCE BORROWING Notice") not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Base Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Rate Advance, specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; and (iv) in the case of each Eurodollar Rate Advance, the Interest Period applicable thereto. For all Loans, the Borrower shall select Interest Periods so that, to the best of the Borrower's knowledge, it will not be necessary to prepay all or any portion of any Eurodollar Rate Advance prior to the last day of the applicable Interest Period in order to make mandatory prepayments as required pursuant to the terms hereof. Each Base Rate Advance shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the interest rate determined as applicable to such Base Rate Advance, changing when the Alternate Base Rate changes. Changes in the rate of interest on that portion of any Advance maintained as a Base Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Advance.

         (b) Determination of Applicable Margin, Applicable Letter of Credit Fee and Applicable Revolving Loan Commitment Fee. As used in this Section 2.6(b) and in this Agreement, the following terms shall have the following meanings:

         "Applicable Margin", "Applicable Revolving Loan Commitment Fee" and "Applicable Letter of Credit Fee" shall mean the per annum rates constituting the Applicable Margin, Applicable Revolving Loan Commitment Fee and Applicable Letter of Credit Fee, respectively, as set forth below:

-------------------------------------------------------------------------------------------------------------------------
     APPLICABLE        APPLICABLE      APPLICABLE
    MARGIN WITH       MARGIN WITH      MARGIN WITH       APPLICABLE
     RESPECT TO        RESPECT TO      RESPECT TO        MARGIN WITH                       APPLICABLE       APPLICABLE
     BASE RATE         BASE RATE       EURODOLLAR        RESPECT TO        APPLICABLE       LETTER OF        LETTER OF
    LOANS WHICH       LOANS WHICH      RATE LOANS        EURODOLLAR        REVOLVING        CREDIT FEE       CREDIT FEE
       ARE               ARE           WHICH ARE         RATE LOANS          LOAN          FOR REVOLVER       FOR TERM
    REVOLVING           TERM           REVOLVING          WHICH ARE        COMMITMENT       LETTERS OF       LETTERS OF
      LOANS             LOANS            LOANS           TERM LOANS           FEE             CREDIT           CREDIT
-------------------------------------------------------------------------------------------------------------------------
      1.50%              1.50%            3.55%             3.80%             0.50%            3.55%            3.80%
-------------------------------------------------------------------------------------------------------------------------

         2.7 Minimum Amount of Each Revolving Advance. Each Eurodollar Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Base Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Base Rate Advance may be in the amount of the unused Aggregate Revolving Loan Commitment if such amount is less than $1,000,000.

     2.8 Method of Selecting Types and Interest Periods for Conversion and Continuation of Loans.

     (A) Right to Convert. The Borrower may elect from time to time, subject to the provisions of Section 2.6, Section 2.7 and this Section 2.8, to convert all or any part of a Loan of any Type into any other Type or Types of Loans; provided that any conversion of any Eurodollar Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

     (B) Automatic Conversion and Continuation. Base Rate Loans shall continue as Base Rate Loans unless and until such Base Rate Loans are converted into Eurodollar Rate Loans. Eurodollar Rate Loans shall continue as Eurodollar Rate Loans until the end of the then applicable Interest Period therefor, at which time such Eurodollar Rate Loans shall be automatically converted into Base Rate Loans unless the Borrower shall have given the Administrative Agent notice in accordance with Section 2.8(D) requesting that, at the end of such Interest Period, such Eurodollar Rate Loans continue as a Eurodollar Rate Loan.

     (C) No Conversion Post-Default or Post-Unmatured Default. Notwithstanding anything to the contrary contained in Section 2.8(A) or Section 2.8(B), no Loan may be converted into or continued as a Eurodollar Rate Loan except with the consent of the Required Lenders when any Default or Unmatured Default has occurred and is continuing.

     (D) Conversion/Continuation Notice. The Borrower shall give the Administrative Agent irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of a Base Rate Loan into a Eurodollar Rate Loan or continuation of a Eurodollar Rate Loan not later than 10:00 a.m. (Chicago time) three Business Days prior to the date of the requested conversion or continuation, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Loan to be converted or continued; and (3) the amounts of Eurodollar Rate Loan(s) into which such Loan is to be converted or continued and the duration of the Interest Periods applicable thereto.

     2.9  Intentionally Omitted.

     2.10 Intentionally Omitted.

     2.11 Default Rate. After the occurrence and during the continuance of an Unmatured Default or a Default, at the option of the Administrative Agent or at the direction of the Required Lenders, the interest rate(s) applicable to the Obligations and the letter of credit fee payable under Section 2.23 with respect to Letters of Credit shall be increased by two percent (2.0%) per annum above the interest rate or fee otherwise applicable.

     2.12 Method of Payment. All payments of principal, interest, and fees hereunder shall be made, without setoff, deduction or counterclaim, to the Administrative Agent at the Administrative Agent's office in Chicago, Illinois or at any other Lending Installation of the Administrative Agent specified in writing, in immediately available funds (by 9:00 a.m. (Chicago time) on the day before the date when due) by the Administrative Agent to the Borrower on the date when due and shall be made ratably among the Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof). Each Advance shall be repaid or prepaid in Dollars and interest payable thereon shall be paid in Dollars. Each Revolver L/C Obligation denominated in an Agreed Currency other than Dollars shall be repaid, and all interest and fees to be paid in respect thereof shall be paid, in the currency in which the related Revolver Letter of Credit was issued, or where such currency has converted to euro, in euro. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds which the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Borrower authorizes the Administrative Agent to charge any account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder.

     If, after the designation by the Issuing Lender and the Administrative Agent of any currency as an Agreed Currency, in the reasonable opinion of the Borrower, the Issuing Lender, the Required Lenders or the Administrative Agent,
(x) there shall occur any change in national or international financial, political or economic conditions or currency exchange rates or currency control or other exchange regulations are imposed in the country which issues such currency with the result that it shall be impractical for any Revolver L/C Obligation to be denominated in such currency or different types of such currency are introduced, (y) such currency is no longer readily available or freely traded or (z) an Equivalent Amount of such currency is not readily calculable (any such event a "MARKET DISRUPTION"), the Borrower, the Issuing Lender, the Required Lenders or the Administrative Agent, as applicable, shall promptly notify the Lenders, the Issuing Lender, the Administrative Agent and the Borrower, and such currency shall no longer be an Agreed Currency until such time as the Administrative Agent and the Issuing Lender agrees to reinstate such currency as an Agreed Currency, and all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower takes all risks of the imposition of any such currency control or exchange regulations. For purposes of this Section 2.12, the commencement of the third stage of EMU shall not constitute the imposition of currency control or exchange regulations.

     2.13 Notes, Telephonic Notices. Each Lender is authorized to record the principal amount of each of its Loans and each repayment with respect to its Loans on the schedule attached to its respective Notes; provided, however, that the failure to so record shall not affect the Borrower's obligations under any such Note. The Borrower authorizes the Lenders and the Administrative Agent to extend Revolving Advances, effect selections of Types of Revolving Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, (i) the telephonic notice shall govern absent manifest error and (ii) the Administrative Agent or the Lender, as applicable, shall promptly notify the Authorizing Officer who provided such confirmation of such difference.

     2.14 Promise to Pay; Interest and Fees; Interest Payment Dates; Interest and Fee Basis; Loan Accounts.

     (A) Promise to Pay. The Borrower unconditionally promises to pay when due the principal amount of each Loan made to it and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement.

     (B) Interest Payment Dates. Interest accrued on each Base Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which such Base Rate Loan is prepaid, whether due to acceleration or otherwise, and at maturity (whether by acceleration or otherwise). Interest accrued on each Eurodollar Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on each Payment Date, commencing on the first such date following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part, (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise) and (iv) if not theretofore paid in full, on demand, commencing on the first such day following the date such Obligation became payable pursuant to the terms of this Agreement or the other Loan Documents.

     (C) Fees. (i) The Borrower shall pay or cause the appropriate Subsidiary to pay to the Administrative Agent, for the account of the Revolving Lenders in accordance with their Revolving Loan Pro Rata Shares, a commitment fee accruing at the rate of the Applicable Revolving Loan Commitment Fee per annum from and after the date hereof until the Termination Date on the amount by which (A) the Aggregate Revolving Loan Commitment in effect from time to time exceeds (B) the aggregate outstanding amount of the Revolving Advances and Revolver L/C Obligations from time to time. All such commitment fees payable under this clause (C)(i) shall be payable quarterly in arrears on the first Business Day of each calendar quarter occurring after the date hereof and, in addition, on the Termination Date.

     (ii) The Borrower shall deliver to the Lenders PIK Notes evidencing a deferral fee payable by the Borrower to the Lenders in accordance with their Pro Rata Shares, subject to the terms and conditions of the PIK Notes. The deferral fee evidenced by the PIK Notes shall accrue monthly (commencing on October 1, 2002) at a per annum rate equal to 0.50% of the sum of the Revolving Credit Obligations and the aggregate outstanding principal amount of the Term Credit as of September 30, 2002. Interest on the PIK Notes shall accrue monthly, shall be computed at a rate per annum equal to the sum of the Alternate Base Rate plus the Applicable Margin for Term Loans which are Base Rate Loans and shall be added to the interest-bearing principal amount of the PIK Notes.

     (D) Interest and Fee Basis

     Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year and shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon local time in Chicago at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     (E) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the Obligations of the Borrower to such Lender owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

     (F) Entries Binding. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error, unless the Borrower objects to information contained in the Register and each Loan Account within thirty (30) days of the Borrower's receipt of such information.

     2.15 Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving Loan Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing Notice, Continuation/Conversion Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Rate Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.16 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or facsimile notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

     2.17 Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.18 Termination Date. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement on the Termination Date, until all of the Obligations (other than contingent indemnity and reimbursement obligations) shall have been fully and indefeasibly paid and satisfied, all financing arrangements among the Borrower and the Lenders shall have been terminated (other than under Interest Rate Agreements or other agreements with respect to Hedging Obligations) and all of the Letters of Credit shall have expired, been canceled or terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive and the Collateral Agent shall be entitled to retain its security interest in and to all existing and future Collateral for the benefit of itself and the Secured Parties.

     2.19 Letter of Credit Facility. Upon receipt of duly executed applications therefor, and such other documents, instructions and agreements as the Issuing Lender may reasonably require, and subject to the provisions of Section 2.1 and
Article IV, the Issuing Lender shall issue Revolver Letters of Credit denominated in Dollars for the account of the Borrower (or for the account of the Borrower and any of its Subsidiaries, provided that the Borrower's obligations hereunder with respect thereto shall be several and not joint), on terms as are satisfactory to the Issuing Lender; provided, however, that no Revolver Letter of Credit will be issued for the account of Borrower by the Issuing Lender if on the date of issuance, before or after taking such Revolver Letter of Credit into account, (i) the aggregate Dollar Amount of the Revolving Advances and the Revolver L/C Obligations at such time would exceed the Aggregate Revolving Loan Commitment at such time or (ii) the aggregate outstanding Dollar Amount of the Revolver L/C Obligations exceeds $5,000,000; and provided, further, that no Revolver Letter of Credit shall be issued which has an expiration date later than the date which is twenty-one (21) days immediately preceding the Termination Date. The parties hereto acknowledge and agree that the Initial Revolver Letter of Credit shall be deemed to constitute a Revolver Letter of Credit issued pursuant to this Section 2.19 in which the Revolving Lenders participate pursuant to Section 2.20 and with respect to which fees shall accrue as provided in Section 2.23 beginning as of the Effective Date. Each Revolver Letter of Credit may, upon the request of the Borrower, include a provision whereby such Revolver Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is twenty-one (21) days prior to the Termination Date) unless the Issuing Lender notifies the beneficiary thereof at least 30 days prior to the then-applicable expiry date that such Revolver Letter of Credit will not be renewed (it being understood and agreed that the Issuing Lender shall not send such a notice unless (x) an Unmatured Default or Default has occurred and is continuing or (y) such renewal would cause such Revolver Letter of Credit to expire on a date that is beyond twenty-one (21) days prior to the Termination Date).

     2.20 Revolver Letter of Credit Participation. On the Effective Date, with respect to the Initial Revolver Letters of Credit, and immediately upon the issuance of each Revolver Letter of Credit by the Issuing Lender hereunder, each Revolving Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the Issuing Lender an undivided interest and participation in and to such Revolver Letter of Credit, the obligations of the Borrower in respect thereof, and the liability of the Issuing Lender thereunder (collectively, a "REVOLVER L/C INTEREST") in an amount equal to the Dollar Amount available for drawing under such Revolver Letter of Credit multiplied by such Revolving Lender's Revolving Loan Pro Rata Share.

     The Issuing Lender will notify the Administrative Agent promptly upon presentation to it of a Revolver L/C Draft or upon any other draw under a Revolver Letter of Credit and the Administrative Agent will promptly notify each Revolving Lender. On or before the Business Day on which the Issuing Lender makes payment of each such Revolver L/C Draft or any other draw on a Revolver Letter of Credit, on demand of the Issuing Lender received by each Revolving Lender not later than 12:00 noon (Chicago time) on such Business Day, each Revolving Lender shall make payment on such Business Day to the Administrative Agent for the account of the Issuing Lender, in immediately available funds in Dollars in an amount equal to such Lender's Revolving Loan Pro Rata Share of the Dollar Amount of such payment or draw.

     Upon the Administrative Agent's receipt of funds as a result of the Issuing Lender's payment on a Revolver L/C Draft or any other draw on a Revolver Letter of Credit issued by the Issuing Lender, the Administrative Agent shall promptly pay such funds to the Issuing Lender. The obligation of each Revolving Lender to pay the Administrative Agent for the account of the Issuing Lender under this
Section 2.20 shall be unconditional, continuing, irrevocable and absolute. In the event that any Revolving Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.20, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Revolving Lender hereunder until the Administrative Agent on behalf of the Issuing Lender receives such payment from such Revolving Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Revolving Lender of its obligation to reimburse the Administrative Agent for such amount in accordance with this Section 2.20.

     2.21 Reimbursement Obligation. The Borrower agrees unconditionally, irrevocably and absolutely upon receipt of notice from the Administrative Agent or the Issuing Lender to pay immediately to the Administrative Agent, for the account of the Issuing Lender or the account of the Revolving Lenders, as the case may be, the amount of each advance which may be drawn under or pursuant to a Revolver Letter of Credit issued for its account or a Revolver L/C Draft related thereto (such obligation of the Borrower to reimburse the Issuing Lender or the Administrative Agent for an advance made under a Revolver Letter of Credit or Revolver L/C Draft being hereinafter referred to as a "REIMBURSEMENT OBLIGATION" with respect to such Revolver Letter of Credit or Revolver L/C Draft), each such payment to be made by the Borrower to the Administrative Agent no later than 1:00 p.m. (Chicago time) on the Business Day on which the Issuing Lender makes payment of each such Revolver L/C Draft or, in the case of any other draw on a Revolver Letter of Credit, 1:00 p.m. (Chicago time) on the date specified in a demand by the Administrative Agent, which shall be the date on which a corresponding payment is to be made by the Issuing Lender. The Issuing Lender may direct the Administrative Agent to make such demand with respect to Revolver Letters of Credit issued by the Issuing Lender. If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this Section 2.21, such unpaid Reimbursement Obligation shall at that time be automatically converted into an obligation denominated in Dollars and the Borrower shall be deemed to have elected to borrow a Revolving Advance from the Revolving Lenders, as of the date of the payment by the Issuing Lender giving rise to the Reimbursement Obligation equal in amount to the Dollar Amount of the unpaid Reimbursement Obligation. Such Revolving Advance shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to a Revolving Advance if the Borrower shall have failed to make such payment to the Administrative Agent for the account of the applicable Issuing Lender prior to such time. Such Revolving Advance shall constitute a Base Rate Advance and the proceeds of such Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Revolving Lenders are unable to make or have no obligation to make a Revolving Advance, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Base Rate Advance (or, in the case of a Reimbursement Obligation denominated in an Agreed Currency other than Dollars, at the rate determined by the Issuing Lender in good faith to represent the Issuing Lender's cost of overnight or short-term funds in the applicable Agreed Currency plus the then effective Applicable Margin with respect to Eurodollar Rate Loans which are Revolving Loans). The Borrower agrees to indemnify the Issuing Lender against any loss or expense determined by such Issuing Lender in good faith to have resulted from any conversion pursuant to this Section 2.21 by reason of the inability of the Issuing Lender to convert the Dollar Amount received from the Borrower or from the Lenders, as applicable, into an amount in the applicable Agreed Currency of such Letter of Credit equal to the amount of such Reimbursement Obligation.

     2.22 Cash Collateral. Notwithstanding anything to the contrary herein or in any application for a Revolver Letter of Credit, after the occurrence and during the continuance of Default, the Borrower shall, upon the Administrative Agent's demand, deliver to the Collateral Agent, cash having a value equal to the aggregate outstanding Revolver L/C Obligations of the Borrower. In addition, if the amount of Revolver L/C Obligations outstanding at any time exceeds the Aggregate Revolving Loan Commitment, the Borrower shall deposit cash collateral with the Collateral Agent in an amount equal to the amount by which such Revolver L/C Obligations exceed the Aggregate Revolving Loan Commitment. Any such collateral shall be held by the Collateral Agent in the Letter of Credit Collateral Account (as defined in the Intercreditor Agreement).

     2.23 Letter of Credit Fees. The Borrower agrees to pay (i) monthly, in arrears, on each Payment Date to the Administrative Agent for the ratable benefit of the Revolving Lenders (with respect to Revolver Letters of Credit) and the Term Lenders (with respect to Term Letters of Credit), except as set forth in Section 8.2, a letter of credit fee in the Dollar Amount of the Applicable Letter of Credit Fee per annum on the aggregate average daily outstanding amount available for drawing under all of the Letters of Credit and
(ii) to the Administrative Agent for the benefit of the Issuing Lender, a fronting fee of 1/8 of one percent (0.125%) of the initial outstanding Dollar Amount available for drawing under each Letter of Credit, payable on the date of issuance of such Letter of Credit, plus all customary fees and other issuance, amendment, document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by the Issuing Lender with respect to standby and commercial Letters of Credit, including, without limitation, standard commissions with respect to commercial Letters of Credit, payable at the time of invoice of such amounts.

     2.24 Indemnification; Exoneration.

     (a) In addition to amounts payable as elsewhere provided in this Agreement, the Borrower agrees to protect, indemnify, pay and save harmless the Administrative Agent, the Issuing Lender and each Lender from and against any and all liabilities and costs which the Administrative Agent, the Issuing Lender or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the Issuing Lender, as a result of its Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the Issuing Lender of a Letter of Credit to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

     (b) As among the Borrower, the Lenders, the Issuing Lender and the Administrative Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Borrower at the time of request for any Letter of Credit, the Issuing Lender of a Letter of Credit, the Administrative Agent and the Lenders shall not be responsible (in the absence of Gross Negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Lender and the Lenders including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Lender's rights or powers under this Section 2.24.

     (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender under or in connection with Letters of Credit issued on behalf of the Borrower or any related certificates shall not, in the absence of Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the Issuing Lender, the Administrative Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

     (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.24 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

     2.25 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from the Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's office in Chicago, Illinois on the Business Day preceding that on which the final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under
Section 11.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.


ARTICLE III: CHANGE IN CIRCUMSTANCES

     3.1 Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

          (i) subjects any Lender (each reference in this Section 3.1 to a Lender being in its capacity as a Lender or the Issuing Lender, or both) or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding Excluded Taxes), or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, provided, that this clause (i) shall not apply with respect to any Taxes to which Section
     3.5 applies, or

          (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation with respect to its Eurodollar Rate Loans, L/C Interests or the Letters of Credit, or

          (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining the Eurodollar Rate Loans, the L/C Interests or the Letters of Credit or reduces any amount received by any Lender or any applicable Lending Installation in connection with Eurodollar Rate Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans or L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Loans, L/C Interests or Letters of Credit or to reduce any amount received under this Agreement, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to Section 3.6, the Borrower shall pay or cause the appropriate Subsidiary to pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Loan Commitment.

     3.2 Changes in Capital Adequacy Regulations. If a Lender (each reference in this Section 3.2 to a Lender being in its capacity as a Lender or the Issuing Lender, or both) determines (i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to Section 3.6, the Borrower shall pay or cause the appropriate Subsidiary to pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled

"International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3 Availability of Types of Advances. If (i) any Lender determines that maintenance of any of its Eurodollar Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (x) deposits of a type, currency and maturity appropriate to match fund Eurodollar Rate Advances are not available or (y) the interest rate applicable to a Eurodollar Rate Advance does not accurately reflect the cost of making or maintaining such a Eurodollar Rate Advance, then the Administrative Agent shall suspend the availability of Eurodollar Rate Advances of the affected Type or in the affected currency and, in the case of any occurrence set forth in clause
(i), require any affected Eurodollar Rate Advances to be repaid or, in the case of Eurodollar Rate Loans in Dollars, at the option of the Borrower, converted to Base Rate Advances.

     3.4 Funding Indemnification. If any payment of a Eurodollar Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or a Eurodollar Rate Advance is not made or continued on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower agrees to indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Rate Advance.

     3.5 Taxes.

               (i) Any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any liabilities with respect thereto including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or Administrative Agent's, as the case may be, net income by the United States of America or any Governmental Authority of the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized, carries on a business (other than as a result of a connection arising solely from the execution, delivery or performance of obligations under this Agreement), or maintains a Lending Installation (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Administrative Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as "Taxes"). Notwithstanding the foregoing sentence, the Borrower shall not be obligated to make any deductions, charges or withholdings from any and all payments to a

          Lender that is both a Purchaser and is organized or incorporated outside the United States of America (or a political subdivision thereof), unless either (v) the Borrower consents to the assignment of such Purchaser's interest or (w) the Purchaser delivers IRS form W-8BEN, W-8ECI or other applicable form in the manner and by the procedures described in Section 3.5(vi) and continues to comply with
          Section 3.5(vi). If the Borrower or the Administrative Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Administrative Agent (as the case may
          be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If any Taxes, including, without limitation, any withholding tax of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by the Borrower made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain its Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the reasonable judgment of such Lender, otherwise adversely affect such Loans, the obligations under the Revolving Loan Commitments or such Lender.

               (ii) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit (hereinafter referred to as "Other Taxes").

               (iii) The Borrower indemnifies each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 3.5) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. A certificate as to any additional amount payable to any Lender or the

          Administrative Agent under this Section 3.5 submitted to the Borrower and the Administrative Agent (if a Lender is so submitting) by such Lender or the Administrative Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Administrative Agent such certificates, receipts and other documents as may be required (in the judgment of such Lender or the Administrative Agent) to establish any tax credit to which such Lender or the Administrative Agent may be entitled. Notwithstanding the foregoing, the Borrower shall not be required to indemnify any Lender or the Administrative Agent under this Section 3.5(iii) if such Lender or the Administrative Agent, as applicable, fails to comply with Section 3.5(vi).

               (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Borrower, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

               (v) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.5 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

               (vi) Each Lender that is not created or organized under the laws of the United States of America or a political subdivision thereof shall deliver to the Borrower and the Administrative Agent on or before the Effective Date, or, if later, the date on which such Lender becomes a Lender pursuant to Section 12.3 and from time to time when requested by the Borrower, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender, in a form satisfactory to the Borrower and the Administrative Agent, to the effect that (A) such Lender is capable of receiving payments of interest hereunder without deduction or withholding of United States federal income tax and accompanied by two executed copies of Form W-8BEN or Form W-8ECI of the IRS, or applicable successor forms or,
          (B) such Lender is not (1) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (2) a "10 percent shareholder" of the Borrower or any Subsidiary within the meaning of Section 881(c)(3)(B) of the Code, or (3) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and accompanied by two executed copies of Form W-8BEN or applicable successor form. Each such Lender further agrees to deliver to the Borrower and the Administrative Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender substantially in a form satisfactory to the Borrower and the Administrative Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the

          Borrower and the Administrative Agent pursuant to this Section 3.5(vi). Further, each Lender which delivers a certificate pursuant to this Section 3.5(vi) covenants and agrees to deliver to the Borrower and the Administrative Agent within fifteen (15) days prior to the expiration of such form, another such certificate and/or two accurate and complete original signed copies of the applicable form (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder). Each such certificate shall certify as to one of the following:

          (1) that such Lender is capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax;

          (2) that such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein but is capable of recovering the full amount of any such deduction or withholding from a source other than the Borrower and will not seek any such recovery from the Borrower; or

          (3) that, as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority after the date such Lender became a party hereto, such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrower.

          Each Lender shall promptly furnish to the Borrower and the Administrative Agent such additional documents as may be reasonably required by the Borrower or the Administrative Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender.

     3.6 Mitigation; Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender requiring compensation pursuant to this Article III shall use its best efforts to notify the Borrower and the Administrative Agent in writing of any Change, law, policy, rule, guideline or directive giving rise to such demand for compensation not later than ninety (90) days following the date upon which the responsible account officer of such Lender knows or should have known of such Change, law, policy, rule, guideline or directive. Any demand for compensation pursuant to this Article III shall be in writing and shall state the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Determination of amounts payable under such Sections in connection with a Eurodollar Rate Loan shall be calculated as though each Lender funded its Eurodollar Rate Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.


ARTICLE IV: CONDITIONS PRECEDENT

     4.1 Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions precedent:

     (a) The Borrower shall have furnished to the Administrative Agent, with sufficient copies (other than in the case of the Notes) for each of the Lenders, such documents as the Administrative Agent or any Lender or its counsel may have reasonably requested, including, without limitation, (1) this Agreement, the Notes, the Guaranty and all of the other documents reflected on the List of Closing Documents attached as Exhibit D to this Agreement, (2) the Collateral Documents required by the Collateral Agent to be delivered on or before the Effective Date and (3) a copy of this Agreement executed by the Borrower, the Lenders and the Administrative Agent.

     (b) The Note Agreements and the Intercreditor Agreement shall have been duly executed and delivered by the parties thereto and all of the transactions contemplated thereby shall have been consummated to the satisfaction of the Administrative Agent and the Lenders.

     (c) No injunction or temporary restraining order shall exist which, in the judgment of the Administrative Agent, would prohibit the making of the Loans or any litigation seeking such an injunction or restraining order.

     (d) No action, suit, proceeding, arbitration or (to the Borrower's knowledge) investigation shall exist before or by any Governmental Authority or private arbitrator pending or (to the Borrower's knowledge) shall be threatened against the Borrower or any of its Subsidiaries or any property of any of them
(i) challenging the validity or the enforceability of any material provision of the Loan Documents or (ii) which will have or could reasonably be expected to have a Material Adverse Effect.

     (e) The Borrower shall have entered into definitive and binding documentation pertaining to, and closed on, the Permitted Receivables Transfer on terms and conditions satisfactory to the Lenders.

     (f) The Borrower shall have closed on an amendment to the Fleet Lease Transaction on terms and conditions satisfactory to the Administrative Agent.

     (g) Any consents or approvals required to be obtained from any holder of any outstanding debt of the Borrower or any Guarantor and any amendments of agreements pursuant to which any Indebtedness may have been incurred by the Borrower or any Guarantor, which shall be necessary to permit the consummation of the transactions contemplated hereby or by the Restructuring Transaction shall have been obtained and all such consents, approvals or amendments shall be satisfactory in form and substance to the Administrative Agent and its counsel.

     (h) The Borrower shall have paid an amendment fee to the Administrative Agent for the ratable account of each Lender in an amount equal to 0.50% of the sum of such Lender's Revolving Loan Commitment and Term Credit (as computed after giving effect hereto).

     (i) The Borrower shall have paid all the fees agreed to in any fee letters among the Administrative Agent and the Borrower.

     4.2 Each Revolving Loan and Revolver Letter of Credit. Except as expressly provided in Section 2.23, no Revolver Lender shall be required to make any Revolving Loan and the Issuing Lender shall not be required to issue any Revolver Letter of Credit, unless on the applicable Borrowing Date, or in the case of a Revolver Letter of Credit, the date on which the Revolver Letter of Credit is to be issued:

          (i) There exists no Default or Unmatured Default; and

          (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date, except for representations and warranties made with reference solely to an earlier date, which representations and warranties shall be true and correct as of such earlier date.

     Each Borrowing Notice with respect to each Loan or Advance and each letter of credit application with respect to a Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) will have been satisfied as of the date of such Loan or Advance or the issuance of such Letter of Credit. The Administrative Agent may require a duly completed officer's certificate in substantially the form of Exhibit E hereto and/or a duly completed compliance certificate in substantially the form of Exhibit F hereto as a condition to the Lenders' making any Revolving Loan or the Issuing Lender issuing any Revolver Letter of Credit.


ARTICLE V: REPRESENTATIONS AND WARRANTIES

     In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and in order to induce the Issuing Lender to issue the Letters of Credit described herein, the Borrower represents and warrants as follows to each Lender as of the Effective Date, having given effect to the consummation of the transactions contemplated by the Loan Documents on the Effective Date, and thereafter on each date as required by Section 4.2:

     5.1 Corporate Existence and Standing. The Borrower is a corporation and each of its Subsidiaries is a corporation, partnership or limited liability company, in each case duly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that, in the case of any Subsidiary of the Borrower, the failure to be in good standing or authorized to conduct business in any jurisdiction could not, when taken together with all similar failures by such Subsidiary and each other Subsidiary, reasonably be expected to have a Material Adverse Effect.

     5.2 Authorization and Validity.

     (A) Each Loan Party has the requisite power and authority (i) to execute, deliver and perform each of the Loan Documents executed, or which are to be executed, by it and (ii) to file the Loan Documents or which must be filed by it or which have been filed by it as required by this Agreement or the other Loan Documents or otherwise on or prior to the Effective Date with any Governmental Authority.

     (B) The execution, delivery, performance and filing, as the case may be, of each of the Loan Documents which must be executed or filed by any Loan Party or which have been executed or filed as required by this Agreement, the other Loan Documents or otherwise on or prior to the Effective Date and to which any Loan Party is party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors or comparable governing bodies and, if necessary, the shareholders of such Loan Party, and such approvals have not been rescinded. No other action or proceeding on the part of any Loan Party is necessary to consummate such transactions.

     (C) Each of the Loan Documents to which any Loan Party is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against such Loan Party in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law), is in full force and effect and no Default or Unmatured Default exists thereunder.

     5.3 No Conflict; Government Consent. The execution, delivery and performance of the Loan Documents by the Loan Parties party thereto, the consummation of the transactions therein contemplated, and compliance with the provisions thereof will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's articles of incorporation or by-laws or comparable constitutive documents or the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement which violation, conflict or imposition could reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

     5.4 Financial Statements. The December 31, 2000, consolidated financial statements of the Borrower and its Subsidiaries, previously delivered to the Lenders, were prepared in accordance with Agreement Accounting Principals in effect on the date such statements were prepared and fairly present the consolidated financial condition of the Borrower and its Subsidiaries at the date thereof and the consolidated results of their operations for the period then ended. The consolidated financial statements of the Borrower and its Subsidiaries dated as of March 31, 2001, June 30, 2001 and September 30, 2001, previously delivered to the Lenders, were prepared in accordance with Agreement Accounting Principles in effect on the dates such statements were prepared and fairly present the consolidated financial condition of the Borrower and its Subsidiaries at the respective dates thereof and the consolidated results of their operations for the three-month, six-month and nine-month periods, respectively, then ended, subject to normal year-end adjustments.

     5.5 Material Adverse Change. Except as set forth on Schedule 5.7 hereto, since December 31, 2001, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     5.6 Taxes. All tax returns required to be filed by the Borrower or any of its Subsidiaries in any jurisdiction have, in fact, been filed, all such tax returns have been prepared in accordance with applicable laws, and all taxes, assessments, fees and other governmental charges upon the Borrower or any Subsidiary or upon any of their respective properties, income or franchises, which are shown on such returns have been paid except to the extent such tax payments are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles. For all taxable years ending on or before December 31, 1996, the United States Federal income tax liability of the Borrower and its Subsidiaries has been satisfied and either the period of limitations on assessment of additional United States Federal income tax has expired or the Borrower or the applicable Subsidiary has entered into an agreement with the IRS closing conclusively the total tax liability for the taxable year. Neither the Borrower nor any of its Subsidiaries knows of any proposed additional tax assessment against it or any of them for which adequate provision has not been made on its or their accounts, and no controversy in respect of additional income or other taxes due or claimed to be due to any Governmental Authority is pending or to the knowledge of the Borrower or its Subsidiaries threatened the outcome of which could reasonably be expected to have a Material Adverse Effect except as set forth on Schedule 5.7 hereto. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.7 Litigation and Contingent Liabilities. Except as set forth on Schedule
5.7 hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any Subsidiary of the Borrower which could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, to the knowledge of the Borrower's officers neither the Borrower nor any of its Subsidiaries has any material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 5.4.

     5.8 Subsidiaries. (i) Schedule 5.8 hereto contains an accurate list of all of the Subsidiaries (except for inactive Subsidiaries with immaterial assets and liabilities) of the

Borrower, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or its Subsidiaries; and (ii) all of the issued and outstanding shares of capital stock or other ownership interests of the Subsidiaries of the Borrower listed on Schedule 5.8 hereto have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable and are free and clear of all Liens, except Liens permitted under Section 6.3(C).

     5.9 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $5,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $5,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, none of the Borrower or any other member of the Controlled Group has withdrawn from any Multiemployer Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Benefit Plan.

     5.10 Accuracy of Information. The information, exhibits and reports furnished by or on behalf of the Borrower and any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, including, without limitation, the Confidential Information Memorandum dated September, 1997 prepared by the Borrower, the representations and warranties of the Borrower and its Subsidiaries contained in the Loan Documents, and all certificates and documents delivered to the Administrative Agent and the Lenders pursuant to the terms thereof do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     5.11 Securities Activities. The Borrower and its Subsidiaries are in compliance with Regulations T, U and X. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     5.12 Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other contractual or corporate restriction which will have or is reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received notice or has knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, will not have or are not reasonably likely to have a Material Adverse Effect.

     5.13 Compliance with Laws. The Borrower and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect.

     5.14 Assets and Properties. Except as disclosed on Schedule 5.14 hereto, the Borrower and each of its Subsidiaries has good and marketable title to all of its assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens permitted under Section 6.3(C). Substantially all of the assets and properties owned by, leased to or used by the Borrower and/or each such Subsidiary of the Borrower are in adequate operating condition and repair, ordinary wear and tear excepted. Except for Liens granted to the Collateral Agent for the benefit of the Secured Parties, neither this Agreement nor any other Loan Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Borrower or such Subsidiary in and to any of such assets in a manner that would have or could reasonably be expected to have a Material Adverse Effect.

     5.15 Statutory Indebtedness Restrictions. Neither the Borrower, nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

     5.16 Environmental Matters.

     (a) Except as disclosed on Schedule 5.16 to this Agreement

          (i) the operations of the Borrower and its Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law;

          (ii) the Borrower and its Subsidiaries have all material permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;

          (iii) neither the Borrower, any of its Subsidiaries nor any of their respective present property or operations, or, to the best of the Borrower's or any of its Subsidiaries' knowledge, any of their respective past property or operations, are subject to or the subject of any investigation known to the Borrower or any of its Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any material remedial action; or
     (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;

          (iv) there is not now, nor to the best of the Borrower's or any of its Subsidiaries' knowledge has there ever been, on or in the property of the Borrower or any of its Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or asbestos-containing material the consequences of which, in each case or in the aggregate, could be material; and

          (v) neither the Borrower nor any of its Subsidiaries has any material Contingent Obligation or material contingent liability in connection with any Release or threatened Release of a Contaminant into the environment.

     (b) For purposes of this Section 5.16 "material" means any noncompliance or basis for liability which could reasonably be likely to subject the Borrower to liability in excess of $5,000,000.

     5.17 Labor Matters. As of the Effective Date, no attempt to organize the employees of the Borrower and no labor disputes, strikes or walkouts affecting the operations of the Borrower or any of its Subsidiaries, is pending, or, to the Borrower's knowledge, threatened, planned or contemplated, which could reasonably be expected to have a Material Adverse Effect.

     5.18 Foreign Employee Benefit Matters. Each Foreign Employee Benefit Plan is in compliance in all respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan, except for any non-compliance the consequences of which, in the aggregate, would not result in a material obligation to pay money. The aggregate of the accumulated benefit obligations under all Foreign Pension Plans does not exceed the current fair market value of the assets held in the trusts or similar funding vehicles for such Plans or reasonable reserves have been established in accordance with prudent business practices or as required by Agreement Accounting Principles with respect to any shortfall. With respect to any Foreign Employee Benefit Plan maintained or contributed to by the Borrower or any Subsidiary or any member of its Controlled Group (other than a Foreign Pension
Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan.

     5.19 Patents, Trademarks, Permits, Etc. The Borrower and each of its Subsidiaries owns, is licensed or otherwise has the lawful right to use, or has all permits and other approvals of Governmental Authorities, patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to the financial condition, business, operations, assets and prospects of the Borrower and its Subsidiaries taken as a whole. The use of such permits and other approvals of Governmental Authorities, patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes by the Borrower or any of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements the existence of which do not have and could not reasonably be expected to have a Material Adverse Effect.

     5.20 Note Agreement Representations. The representations and warranties of the Borrower set forth in each of the Note Agreements are hereby incorporated by reference herein as if such representations and warranties were set forth herein in full.

     5.21 Restructuring Fees. Neither the Borrower nor any Subsidiary has agreed to or has paid any amendment fee, default premium or fee or any other fee, premium or charge to any holder of Indebtedness in connection with the Restructuring Transaction other than (a) the fees and charges specifically set forth in the Wabash National Corporation Proposal for Debt Restructure letter dated April 1, 2002, (b) the fees, costs and expenses specifically provided for in the Master Amendment dated as of the Effective Date to certain of the Fleet Lease Transaction documentation, (c) the extension fee paid to National City Leasing Corporation in connection with the extension of the National City Lease Transaction, and (d) fees paid to the Administrative Agent and the Collateral Agent solely in their respective capacities as Administrative Agent or Collateral Agent. The Borrower and its Subsidiaries have disclosed to the Lenders all written fee letters or other agreements regarding the payment of the fees and charges described in this Section 5.21 paid or agreed to in connection with the Restructuring Transaction other than with respect to those fees which are described in clause (d) above.


ARTICLE VI: COVENANTS

     The Borrower covenants and agrees that so long as any Revolving Loan Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity and reimbursement obligations), unless the Required Lenders shall otherwise give prior written consent:

     6.1 Reporting. the Borrower shall:

     (A) Financial Reporting. Furnish to the Administrative Agent (which will furnish copies of the following to the Lenders):

          (i) Monthly Reports. As soon as practicable and in any event within thirty (30) days after the end of each monthly accounting period of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such period, and the related consolidated statements of income and cash flow for the period commencing at the end of the previous fiscal year and ending with the end of such period setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or treasurer of the Borrower as having been prepared in accordance with Agreement Accounting Principles, together with a certificate of the chief financial officer or treasurer of the Borrower on behalf of the Borrower stating that no Unmatured Default or Default has occurred and is continuing or, if an Unmatured Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Borrower has taken and proposes to take with respect thereto;

          (ii) Quarterly Reports. As soon as practicable, and in any event within forty-five (45) days (or such shorter period of time as is required by the Commission for delivery of quarterly financial statements) after the end of each of the first three fiscal quarters in each fiscal year, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income and cash flow of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by the chief financial officer or treasurer of the Borrower on behalf of the Borrower as fairly presenting in all material respects the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with Agreement Accounting Principles, subject to normal year end adjustments. Delivery within the time period specified above of copies of the Borrower's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this Section 6.1(A)(ii).

          (iii) Annual Reports. As soon as practicable, and in any event within ninety (90) days (or such shorter period of time as is required by the Securities and Exchange Commission for delivery of annual financial statements) after the end of each fiscal year (including the fiscal year ended on or about December 31, 2001), (a) the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders' equity and cash flow of the Borrower and its Subsidiaries for such fiscal year and, in comparative form the corresponding figures for the previous fiscal year and (b) an audit report on the items (other than the consolidating financial statements) listed in clause (a) hereof of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with Agreement Accounting Principles and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. Delivery within the time period specified above of the Borrower's Annual Report on Form 10-K for such fiscal year (together with the Borrower's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of
     1934) prepared in accordance with the requirements therefor and filed with the Commission shall be deemed to satisfy the foregoing requirements of this Section 6.1(A)(iii), provided that the auditors' report contained therein satisfies the requirements specified in clause (b) above. The deliveries made pursuant to this clause (iii) shall be accompanied by a certificate of such accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

          (iv) Officer's Certificate. Together with each delivery of any financial statement pursuant to clauses (i), (ii) and (iii) of this Section 6.1(A), (a) an Officer's Certificate of the Borrower, substantially in the form of Exhibit E attached hereto and made a part hereof, stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (b) a Compliance Certificate, substantially in the form of Exhibit F attached hereto and made a part hereof, signed by the Borrower's chief financial officer or treasurer, setting forth (1) calculations which demonstrate compliance with the provisions of Section 6.4 and (2) in the case of a Compliance Certificate accompanying the financial statements delivered pursuant to Section 6.1(A)(ii), a detailed description and calculation of the Excess Cash Flow for the applicable fiscal quarter then-ended;

          (v) Valuations and Appraisals. By no later than such date as the Collateral Agent may specify, such valuations, appraisals and certificates (all costs and expenses with respect to which shall be for the account of the Borrower) as the Collateral Agent may require with respect to the value of the Collateral, the financial condition and insurance coverage of the Borrower and its Subsidiaries and the material Contingent Obligations of the Borrower and its Subsidiaries; and

          (vi) Other Information. Promptly, such other information respecting the business, properties operations or financial condition of the Borrower or any of its Subsidiaries, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof or any disposition of Property (and the use of the proceeds thereof), as any Lender, the Administrative Agent may from time to time reasonably request.

     (B) Notice of Default. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Borrower obtaining knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or Administrative Agent has given any written notice with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.1(e), deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (a) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action the Borrower has taken, is taking and proposes to take with respect thereto.

     (C) Lawsuits. (i) Promptly upon the Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries not previously disclosed pursuant to Section 5.7, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's reasonable judgment, the Borrower or any of its Subsidiaries to liability in an amount aggregating $1,000,000 or more (exclusive of claims covered by insurance policies of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims and exclusive of claims covered by the indemnity of a financially responsible indemnitor in favor of the Borrower or any of its Subsidiaries (unless the indemnitor has disclaimed or reserved the right to disclaim coverage thereof)), give written notice thereof to the Administrative Agent on behalf of the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in clause (i) of this


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


Section 6.1(C), upon request of the Administrative Agent or the Required Lenders, promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably available to it that would not result in loss of any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

     (D) Material Developments. Promptly (i) and in any event within three (3) calendar days after the Borrower obtaining knowledge of the occurrence of any development in the business or affairs of the Borrower or any of its Subsidiaries which has resulted in or, which is likely in the reasonable judgment of the Borrower to result in, a Material Adverse Effect, or affects the value of, or the Collateral Agent's interest in, the Collateral, taken as a whole, in any material respect, deliver to the Administrative Agent on behalf of the Lenders a statement of the chief financial officer or treasurer of the Borrower setting forth details of each such development and the action which the Borrower or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto.

     (E) ERISA Notices. Deliver or cause to be delivered to the Administrative Agent and the Lenders, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

          (i) (a) within ten (10) Business Days after the Borrower obtains knowledge that a Termination Event has occurred, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto and (b) within ten
     (10) Business Days after any member of the Controlled Group obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject the Borrower to liability in excess of $1,000,000, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

          (ii) within ten (10) Business Days after the Borrower or any of its Subsidiaries obtains knowledge that a non-exempt prohibited transaction (as defined in ERISA and the Code) has occurred, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower or such Subsidiary has taken, is taking or proposes to take with respect thereto;

          (iii) within ten (10) Business Days after the Borrower or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, copies of each such letter;

          (iv) within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Borrower or a member of the Controlled Group with respect to such request;

          (v) within ten (10) Business Days after receipt by the Borrower or any member of the Controlled Group of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

          (vi) within ten (10) Business Days after receipt by the Borrower or any member of the Controlled Group of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

          (vii) within ten (10) Business Days after the Borrower or any member of the Controlled Group fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure; and

          (viii) within ten (10) Business Days after the Borrower or any member of the Controlled Group knows or has reason to know that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

For purposes of this Section 6.1(E), the Borrower, any of its Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the Administrator of any Plan of which the Borrower or any member of the Controlled Group or such Subsidiary is the plan sponsor.

     (F) Other Reports. Deliver or cause to be delivered to the Administrative Agent and the Lenders copies of all financial statements, reports and notices, if any, sent or made available generally by the Borrower to owners of ownership, membership or other equity interests in the Borrower or filed with the Commission by the Borrower, all press releases made available generally by the Borrower or any of the Borrower's Subsidiaries to the public concerning material developments in the business of the Borrower or any such Subsidiary and all notifications received from the Commission by the Borrower or its Subsidiaries pursuant to the Securities Exchange Act and the rules promulgated thereunder.

     (G) Environmental Notices. As soon as possible and in any event within ten
(10) days after receipt by the Borrower or any of its Subsidiaries, a copy of
(i) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Borrower, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Borrower or any of its Subsidiaries to liability in excess of $5,000,000.

     (H) Other Information. Promptly upon receiving a request therefor from the Administrative Agent, prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or the Administrative Agent.

     6.2 Affirmative Covenants.

     (A) Existence, Etc. Except with respect to the inactive Subsidiaries identified on Schedule 6.2(A) hereto, the Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, and except that any Subsidiary of the Borrower may merge with or liquidate into the Borrower or any other Subsidiary of the Borrower, provided that the surviving entity expressly assumes any liabilities, if any, of either of such Subsidiaries with respect to the Obligations pursuant to an assumption agreement reasonably satisfactory to the Administrative Agent and provided further that the consolidated net worth of the surviving corporation is not less than the consolidated net worth of the Subsidiary with any liability with respect to the Obligations immediately prior to such merger. The Administrative Agent and the Lenders acknowledge that the Borrower intends to, and the Borrower hereby agrees to, legally dissolve by no later than sixty (60) days after the Effective Date the inactive Subsidiaries identified on Schedule 6.2(A) hereto, and the Administrative Agent and the Lenders expressly consent to such dissolution.

     (B) Powers. The Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or is reasonably likely to have a Material Adverse Effect.

     (C) Compliance with Laws, Etc. The Borrower shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all permits, licenses and franchises necessary for its operations and maintain such permits in good standing unless failure to comply or obtain could not reasonably be anticipated to have a Material Adverse Effect.

     (D) Payment of Taxes and Claims. The Borrower shall pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 6.3(C)) upon any of the Borrower's or such Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor; and provided further that no Default or Unmatured Default shall arise or occur with respect to this Section 6.2(D) unless unpaid taxes, assessments, governmental charges and claims (other than those being contested pursuant to the preceding proviso) exceed $1,000,000 in the aggregate.

     (E) Intentionally Omitted.

     (F) Inspection of Property; Books and Records; Discussions. The Borrower shall permit, and cause each of the Borrower's Subsidiaries to permit, (i) any authorized representative(s) designated by either the Administrative Agent or any Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their directors, officers, employees and independent certified public accountants, and (ii) permit the Collateral Agent or any of its agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets, including without limitation, the Collateral, all upon reasonable notice, at such reasonable times during normal business hours, as often as may be reasonably requested and at the cost and expense of the Borrower. The Borrower shall keep and maintain, and cause each of the Borrower's Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, the Borrower, upon the Administrative Agent's request, shall turn over any such records to the Administrative Agent or its representatives.

     (G) ERISA Compliance. The Borrower shall, and shall cause each of the Borrower's U.S. Subsidiaries to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

     (H) Maintenance of Properties; Insurance. The Borrower shall maintain, preserve and protect all Property that is material to the conduct of the business of the Borrower or any of its Subsidiaries and keep such Property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amounts as it shall reasonably deem necessary, and maintain such other insurance as may be required by law. The Borrower shall deliver to the Collateral Agent, by no later than thirty (30) days after the Effective Date, endorsements (y) to all "All Risk" physical damage insurance policies on all of the Borrower's and its Subsidiaries' tangible personal property and assets and business interruption insurance policies naming the Collateral Agent as loss payee, and (z) to all general liability and other liability policies naming the Collateral Agent as an additional insured. In the event the Borrower or any of its Subsidiaries, at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required herein or to pay any premium in whole or in part relating thereto, then the Collateral Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Collateral Agent deems advisable.

     (I) Environmental Compliance. The Borrower and its Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance will not have or is not reasonably likely to subject the Borrower and its Subsidiaries to liability, individually or in the aggregate, in excess of $5,000,000 (excluding amounts covered by indemnity claims that are not in dispute).

     (J) Use of Proceeds. The Borrower shall use the proceeds of the Loans to provide funds for the working capital needs and other general corporate purposes of the Borrower and its Subsidiaries and to repay outstanding Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "Margin Stock" or to make any Acquisition.

     (K) Foreign Employee Benefit Compliance. The Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans, except for failures to comply which, in the aggregate, would not result in liability in excess of $1,000,000.

     (L) Maintenance of Rights. The Borrower shall obtain and maintain, and shall cause each of its Subsidiaries to obtain and maintain, in full force and effect all licenses, franchises, permits other similar rights necessary for the operation of its business, except where the failure to obtain or maintain such rights does not have and could not reasonably be expected to have a Material Adverse Effect.

     (M) Conduct of Business. Subject to Sections 6.2(A) and 6.3(H), the Borrower will continue, and will cause each Subsidiary to continue, to engage primarily in the material lines of business which the Borrower and its Subsidiaries operate, respectively, as of the Effective Date.

     (N) Subsidiary Documentation. As soon as practicable and in any event within 30 days after any Person becomes a Domestic Subsidiary of the Borrower, the Borrower shall cause each such Person to execute and deliver a Guaranty to the Administrative Agent and Collateral Documents to the Collateral Agent and to deliver or cause to be delivered to the Administrative Agent (in the case of a Guaranty) and the Collateral Agent (in the case of any Collateral Documents) all related documentation with respect to the execution and delivery of such Guaranty and Collateral Documents by such Person that the Administrative Agent or Collateral Agent may reasonably request, including, without limitation, certified resolutions, incumbency certificates, organizational documents and legal opinions.

     (O) Collateral Documents. The Borrower shall execute or cause to be executed:

          (i) on or prior to the Effective Date, (a) the Security Agreement, (b) one or more Pledge Agreements with respect to all of the Capital Stock owned by the Borrower and its Domestic Subsidiaries of each of the Domestic Subsidiaries in existence on the Effective Date, (c) Mortgages from each Loan Party, accompanied by the relevant title reports with respect to such locations as the Administrative Agent may request and (d) such vehicle title applications (other than with respect to vehicles subject to the Fleet Lease Transaction or the National City Lease Transaction) as the Administrative Agent may request, accompanied by the relevant vehicle titles and fees to be filed with the applicable Governmental Authorities to reflect the Collateral Agent as lienholder;

          (ii) (x) within five (5) Business Days after any Subsidiary becoming a Domestic Subsidiary, a Pledge Agreement (or supplement thereto) with respect to all of the Capital Stock of such Subsidiary owned by the Borrower and its Domestic Subsidiaries and (y) within thirty (30) days after any Subsidiary becoming a First Tier Foreign Subsidiary, a pledge agreement (or supplement thereto) or share mortgage in favor of the Collateral Agent for the benefit of the Secured Parties with respect to the lesser of (i) 100% (or, in respect of any First Tier Foreign Subsidiary, 65% so long as a 100% pledge would cause such First Tier Foreign Subsidiary's accumulated and undistributed earnings and profits to be deemed to be repatriated to the Borrower or a Domestic Subsidiary for U.S. federal income tax purposes) of all the outstanding Capital Stock of each First Tier Foreign Subsidiary and (ii) all of the outstanding Capital Stock of each First Tier Foreign Subsidiary currently or hereafter owned by the Borrower and its Domestic Subsidiaries; and provided that no such pledge of the Capital Stock of a First Tier Foreign Subsidiary shall be required hereunder to the extent such pledge is prohibited by applicable law or the Collateral Agent and its counsel reasonably determine that such pledge would not provide material Collateral for the benefit of the Secured Parties pursuant to legally binding, valid and enforceable Pledge Agreements;

          (iii) within five (5) Business Days after any Subsidiary becoming a Guarantor, a supplement to the Security Agreement (in the form attached thereto), and the other documents required by the Administrative Agent in connection therewith;

          (iv) within thirty (30) days after the Borrower or any Domestic Subsidiary acquires any fee interest in real property, a Mortgage executed by such acquiring Person, accompanied by such title reports, title insurance, surveys, appraisals and environmental reports (collectively, "Real Estate Instruments") as are requested by the Administrative Agent;

          (v) within ten (10) days after any Loan Party acquires an ownership interest in any vehicle and other item of rolling stock subject to a certificate of title law, to the extent so required by the Administrative Agent, an appropriate vehicle title application (other than with respect to a vehicle subject to the Fleet Lease Transaction or the National City Lease Transaction) accompanied by the relevant vehicle title and fee to be filed with the applicable Governmental Authority to reflect the Collateral Agent as lienholder with respect to such vehicle or other item of rolling stock;

and the Borrower shall deliver to the Collateral Agent all such Pledge Agreements, Guarantees and other Collateral Documents, together with appropriate corporate resolutions and other documentation (including opinions, UCC financing statements, real estate title insurance policies, environmental reports, the stock certificates representing the Capital Stock subject to such pledge, stock powers with respect thereto executed in blank, and such other documents as shall be reasonably requested to perfect the Lien of such pledge) in each case in form and substance reasonably satisfactory to the Collateral Agent; provided that, with respect to the pledge of Capital Stock in First Tier Foreign Subsidiaries in existence on the date hereof and vehicles and real estate owned by the Borrower or any of its Domestic Subsidiaries on the date hereof, such relevant Pledge Agreements, vehicle title applications and Real Estate Instruments (to the extent not being delivered on the Effective Date) are required to be delivered to the Collateral Agent at the times and in the manner required in writing by the Administrative Agent.

In addition to the terms and provisions set forth hereinabove, the Borrower shall, and shall cause its Subsidiaries to, within the time periods set forth below (to the extent such actions have not occurred on or prior to the Effective
Date), cause the following to occur:

     (1) with respect to the Layfayette Property: (a) within seven (7) days of the Effective Date, deliver an executed Mortgage and record and/or file such Mortgage with the local recorder of deeds/registrar of titles; (b) within seven
(7) days of the Effective Date, deliver a Lender's 1970 ALTA form of title insurance policy (or executed Pro-Forma thereof) in favor of the Collateral Agent in the amount of the net book value of the Lafayette Property; (c) within sixty (60) days of the Effective Date, deliver a Phase I Environmental Assessment addressed to and in form and substance reasonably satisfactory to the Administrative Agent, and prepared by an environmental engineering firm reasonably acceptable to the Administrative Agent; (d) within seven (7) days of the Effective Date, deliver a legal opinion in form and substance satisfactory to the Administrative Agent from Baker & Daniels regarding such Mortgage; (e) within seventy-five (75) days of the Effective Date, deliver an ALTA plat of survey prepared by a surveyor licensed in the State of Indiana with respect to the Layfayette Property; and (f) within sixty (60) days of delivery of the survey, cause any necessary adjustments or modifications to the Mortgage or the title insurance policy as may be reasonably required to reflect the survey and the facts set forth therein on the title insurance policy and the Mortgage;

     (2) with respect to each Material Real Estate Property: (a) within fifteen
(15) days of the Effective Date, deliver an executed Mortgage and record and/or file such Mortgage with the local recorder of deeds/registrar of titles; (b) within thirty (30) days of the Effective Date, deliver a Lender's 1970 ALTA form of title insurance policy (or executed Pro-Forma thereof) in favor of the Collateral Agent in the amount of the net book value of the such property; (c) within sixty (60) days of the Effective Date, deliver a Phase I Environmental Assessment addressed to and in form and substance reasonably satisfactory to the Administrative Agent, and prepared by an environmental engineering firm reasonably acceptable to the Administrative Agent; (d) within thirty (30) days of the Effective Date, deliver a legal opinion in form and substance satisfactory to the Administrative Agent from special local counsel reasonably satisfactory to the Administrative Agent regarding such Mortgage; (e) within seventy-five (75) days of the Effective Date, deliver an ALTA plat of survey prepared by a surveyor licensed in the state where such property is located with respect to such property; and (f) within sixty (60) days of delivery of the survey, cause any necessary adjustments or modifications to the Mortgage or the title insurance policy as may be reasonably required to reflect the survey and the facts set forth therein on the title insurance policy and the Mortgage;

     (3) with respect to each Significant Real Estate Property: (a) within forty-five (45) days of the Effective Date, deliver an executed Mortgage and record and/or file such Mortgage with the local recorder of deeds/registrar of titles; and (b) within forty-five (45) days of the Effective Date, deliver a Lender's 1970 ALTA form of title insurance policy (or executed Pro-Forma thereof) in favor of the Collateral Agent in the amount of the net book value of the such property;

     (4) with respect to all other real property owned by the Borrower or its Domestic Subsidiaries: (a) within sixty (60) days of the Effective Date, deliver an executed Mortgage and record and/or file such Mortgage with the local recorder of deeds/registrar of titles; and

     (5) with respect to all properties which are anticipated to be included in the SunTrust Sale and Leaseback, the Borrower agrees that if such SunTrust Sale and Leaseback is not consummated on or prior to December 31, 2002, or if any property which was anticipated to be included in such SunTrust Sale and Leaseback and is not so included, the Borrower shall comply or cause its Domestic Subsidiaries to comply with the terms and provisions of this Section 6.2(O) with respect to each such property on or prior to December 31, 2002 in the case of all such properties if the SunTrust Sale and Leaseback is not consummated and within forty-five (45) days from the date any property is no longer anticipated to be included in the SunTrust Sale and Leaseback.

     (P) Restructuring Consultant. The Borrower shall engage and retain, until such time as the Required Lenders (as defined in the Intercreditor Agreement) so require, a restructuring consulting firm acceptable to the Required Lenders (as so defined) and the Borrower shall cause such restructuring consulting firm to deliver such financial reports, statements and analysis to any Lender as such Lender may reasonably request from time to time. The Administrative Agent and each Lender hereby acknowledges that the Borrower has engaged and retained PricewaterhouseCoopers as its restructuring consultant and agrees that PricewaterhouseCoopers is acceptable to the Administrative Agent and each Lender.

     (Q) Chief Restructuring Officer. In the event the Borrower has not appointed a full-time permanent chief executive officer by September 30, 2002, the Borrower shall appoint and retain, until a full-time permanent chief executive officer of the Borrower is appointed, a chief restructuring officer with such qualifications and experience as are acceptable to the Required Lenders (as defined in the Intercreditor Agreement), which officer shall report directly to the Borrower's board of directors. The Borrower shall vest such officer with control over the operations of the Borrower and its Subsidiaries. Furthermore, until a full-time permanent chief executive officer of the Borrower is appointed, the Borrower hereby agrees to furnish to the Administrative Agent, promptly and in any event within (i) three (3) calendar days after the Borrower obtaining knowledge thereof, a statement of the chief financial officer or treasurer of the Borrower setting forth details of any and all material developments in the Borrower's search for a full-time permanent chief executive officer and (ii) fifteen (15) days after the end of each calendar month, a statement of the chief financial officer or treasurer of the Borrower setting forth details of any and all steps the Borrower proposes to take with respect to such material developments.

     6.3 Negative Covenants.

     (A) Indebtedness. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

          (a) the Obligations;

          (b) Permitted Existing Indebtedness;

          (c) Indebtedness arising from intercompany loans from the Borrower or any Subsidiary to any Subsidiary so long as intercompany loans from the Borrower or any Domestic Subsidiary to a Foreign Subsidiary shall not exceed an aggregate of $5,000,000 during the term of this Agreement;

          (d) Indebtedness with respect to surety, appeal and performance bonds obtained by the Borrower or any of its Subsidiaries in the ordinary course of business;

          (e) Indebtedness constituting Contingent Obligations permitted by
     Section 6.3(E);

          (f) unsecured Indebtedness and other liabilities incurred in the ordinary course of business and consistent with past practice, but not incurred through the borrowing of money or the obtaining of credit (other than customary trade terms);

          (g) Indebtedness evidenced by the Note Agreements, Senior Notes and Related Notes;

          (h) Indebtedness incurred in connection with the Receivables Purchase Documents; provided that Receivables Facility Attributed Indebtedness incurred in connection therewith does not exceed $110,000,000 in the aggregate at any time; and

          (i) other unsecured Indebtedness in an aggregate principal amount not exceeding $3,000,000 at any time outstanding.

     (B) Sales of Assets. Except in connection with the SunTrust Sale and Leaseback and the sale of any of the assets and properties or consummation of the transactions identified on Schedule 6.3(B), neither the Borrower nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

          (i) sales of inventory in the ordinary course of business;

          (ii) the disposition of obsolete equipment in the ordinary course of business;

          (iii) Permitted Receivables Transfer;

          (iv) sales by Apex Trailer Leasing & Rentals, L.P. in the ordinary course of business of lease and other finance contract receivables and equipment subject to lease, if such transaction (a) is for not less than fair market value and (b) when combined with all other such sales during the then current fiscal year represents disposition of not greater than 50% of Apex Trailer Leasing & Rentals, L.P.'s Tangible Assets at the end of the immediately preceding fiscal year;

          (v) sales, assignments, transfers, leases, conveyances or other dispositions of other assets (but not including assets of Apex Trailer Leasing & Rentals, L.P.) if such transaction (a) is for not less than fair market value, and (b) when combined with all such other sales, assignments, transfers, conveyances or other dispositions during the then current fiscal year represents the disposition of assets with a fair market value of not greater than $5,000,000; and

          (vi) transfers of assets by the Borrower or any Subsidiary to any Subsidiary so long as (i) in the case of a transferee which is a Domestic Subsidiary, the security interests granted pursuant to the Collateral Documents in the events so transferred shall remain in full force and effect and perfected and (ii) transfers of assets by the Borrower or any Domestic Subsidiary to any Foreign Subsidiary shall not exceed an aggregate of $1,000,000 during the term of this Agreement.

     (C) Liens. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:

          (i) Permitted Existing Liens;

          (ii) Customary Permitted Liens;

          (iii) purchase money Liens (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of the acquisition thereof by the Borrower or one of its Subsidiaries) securing permitted purchase money Indebtedness; provided that such Liens shall not apply to any property of the Borrower or its Subsidiaries other than that purchased or subject to such Capitalized Lease;

          (iv) Liens arising in connection with the Permitted Receivables Transfer;

          (v) Environmental Liens securing liabilities, claims, costs or damages not exceeding $5,000,000 in the aggregate;

          (vi) Liens created by the Loan Documents; and

          (vii) Liens granted by a Foreign Subsidiary on Property located in Canada to the extent securing Indebtedness permitted by Section 6.3(A)(b).

In addition, neither the Borrower nor any or its Subsidiaries shall, after the date hereof, become a party to any agreement, note, indenture or other instrument (other than the Intercreditor Agreement), or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Collateral Agent for the benefit of itself and the Secured Parties as collateral for the Secured Obligations; provided that any agreement, note, indenture or other instrument in connection with permitted purchase money Indebtedness (including Capitalized Lease Obligations) may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the Lenders on the items of property obtained with the proceeds of such permitted purchase money Indebtedness; and provided further that the Receivables Purchase Documents may prohibit the creation of a Lien in favor of the Collateral Agent for the benefit of itself and the other Secured Parties on the assets of WNC and on the "Transferred Assets" (as defined in the Receivables Sale Agreement) of the Originators.

     (D) Investments. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

          (i) Investments in Cash Equivalents;

          (ii) Permitted Existing Investments;

          (iii) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (iv) Investments consisting of deposit accounts maintained by the Borrower or any of its Subsidiaries in connection with their cash management systems;

          (v) Investments with respect to Indebtedness permitted pursuant to
     Section 6.3(A)(c);

          (vi) Existing Investments in any Subsidiaries;

          (vii) Investments consisting of minority interests and joint ventures and loans or advances to such entities, provided that at the time any such Investment is made the amount of all Investments under this clause (vii) (including such new Investment, and including all Permitted Existing Investments that are of the type covered by this clause (vii)) does not exceed $5,000,000 at such time;

          (viii) Investments in WNC required in connection with the Receivables Purchase Documents; and

          (ix) Investments in connection with Permitted Acquisitions.

     (E) Contingent Obligations. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Contingent Obligations and any extensions, renewals or replacements thereof, provided that any such extension, renewal or replacement is not greater than the Indebtedness under, and shall be on terms no less favorable to the Borrower or such Subsidiary than the terms of, the Permitted Existing Contingent Obligation being extended, renewed or replaced;
(iii) obligations, warranties, and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of the Borrower or such

Subsidiary; (iv) Contingent Obligations of the Borrower or any of its Subsidiaries with respect to any Indebtedness permitted by this Agreement; and
(v) Contingent Obligations with respect to surety, appeal and performance bonds obtained by the Borrower or any Subsidiary in the ordinary course of business.

     (F) Acquisitions. Neither the Borrower nor any of its Subsidiaries shall make any Acquisition other than a Permitted Acquisition.

     (G) Transactions with Shareholders or Affiliates. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of any Equity Interests of the Borrower, or with any Affiliate of the Borrower which is not its Subsidiary, on terms that are less favorable to the Borrower or its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate.

     (H) Restriction on Fundamental Changes. Neither the Borrower nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or any such Subsidiary's business or property, whether now or hereafter acquired, except transactions permitted under
Section 6.3(B) and except that any Subsidiary of the Borrower may merge with or liquidate into the Borrower or any other Subsidiary of the Borrower, provided that the surviving entity expressly assumes any liabilities, if any, of either of such Subsidiaries with respect to the Obligations pursuant to an assumption agreement reasonably satisfactory to the Administrative Agent and provided further that the consolidated net worth of the surviving corporation is not less than the consolidated net worth of the Subsidiary with any liability with respect to the Obligations immediately prior to such merger.

     (I) Margin Regulations. Neither the Borrower nor any of its Subsidiaries shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

     (J) ERISA. The Borrower shall not:

          (i) engage, or permit any of its Subsidiaries to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

          (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Benefit Plan, whether or not waived;

          (iii) fail, or permit any Controlled Group member to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

          (iv) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in any liability of the Borrower or any Controlled Group member under Title IV of ERISA;

     (K) Fiscal Year. Neither the Borrower nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

     (L) Prepayment of Other Indebtedness. Neither the Borrower nor any of its Subsidiaries shall make any optional prepayment, redemption, repurchase or defeasance of any Indebtedness of the Borrower or any such Subsidiary which would, in accordance with Agreement Accounting Principles, constitute long-term Indebtedness, other than the Obligations, any intercompany indebtedness permitted by Section 6.3(A)(c) and other Indebtedness described on Schedule 6.3(L) hereto.

     (M) Limitations on Restrictive Agreements. Neither the Borrower nor any of its Subsidiaries shall enter into, or suffer to exist, any agreement (other than the Note Agreements) with any Person which, directly or indirectly, prohibits or limits the ability of any Subsidiary to (i) pay dividends or make other distributions to the Borrower or prepay any Indebtedness owed to Borrower or
(ii) transfer any of its properties or assets to the Borrower (other than with respect to assets subject to Liens permitted by Section 6.3(C)).

     (N) Leases. Except in connection with the SunTrust Sale and Leaseback, the Fleet Lease Transaction and the National City Lease Transaction, create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (i) leases existing on the date of this Agreement and any extensions or renewals thereof, but no increase in the amount payable thereunder; and (ii) leases (other than Capitalized Leases or leases constituting Off-Balance Sheet Liabilities) which do not in the aggregate require the Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expenses which the Borrower or any Subsidiary is required to pay under the terms of any lease) at any time during the term of this Agreement in excess of $3,500,000.

     (O) Restricted Payments. Neither the Borrower nor any of its Subsidiaries shall declare or make any Restricted Payment; provided that (a) the foregoing shall not operate to restrict, prohibit or prevent (1) lease payments made by the Borrower or any Subsidiary in accordance with the terms and conditions of the Fleet Lease Transaction and the National City Lease Transaction, (2) the payment of proceeds arising from, and upon, the disposition of Property subject to and in accordance with the terms and conditions of the Fleet Lease Transaction and the National City Lease Transaction and (3) distributions to the Originators in connection with the Permitted Receivables Transfer and (b) the Borrower may, commencing with the March 15, 2003 scheduled dividend, resume (but may not make any payments that were previously due and not paid) making the regularly scheduled 6% dividends on the Fruehauf Preferred Stock on a quarterly basis in an amount per quarter not to exceed 6% of the Stated Value Per Share (as defined in the Fruehauf Preferred Stock) so long as (i) no Unmatured Default or Default shall have occurred and be continuing hereunder, (ii) no Unmatured Default or Default would have occurred under the financial covenants set forth in clause (1), (2), (3) and (4) below if such financial covenants had been in full force and effect from the Effective Date to the date of declaration of such proposed Restricted Payment on the Fruehauf Preferred Stock and (iii) the Borrower has appointed a full-time permanent chief executive officer as of the date of declaration of such proposed Restricted Payment on the Fruehauf Preferred Stock.

     For purposes of this Section 6.3(O), on and prior to the date of the declaration of any proposed Restricted Payment on the Fruehauf Preferred stock pursuant to this Section 6.3(O), the Borrower shall have, and shall have caused each of its Subsidiaries to have, complied with the following financial covenants set forth in clauses (1), (2), (3) and (4) below:

          (1) (A) If the Borrower shall have reported a cumulative tax benefit as of the last day of any fiscal quarter specified below, the Borrower shall, as of the last day of such fiscal quarter, maintain Consolidated Tax Adjusted Equity at an amount not less than the applicable "Minimum Consolidated Tax Adjusted Equity" specified below:

                                                  Minimum Consolidated
          Fiscal Quarter Ending                   Tax Adjusted Equity
          ---------------------                   -------------------
          June 30, 2002                               $106,376,000
          September 30, 2002                          $113,535,000
          December 31, 2002                           $107,267,000

          March 31, 2003                              $ 99,064,000
          June 30, 2003                               $100,681,000
          September 30, 2003                          $103,283,000
          December 31, 2003                           $ 96,504,000

          (B) If the Borrower shall not have reported a cumulative tax benefit as of the last day of any fiscal quarter specified below, the Borrower shall, as of the last day of such fiscal quarter, maintain Consolidated Equity at an amount not less than the applicable "Minimum Consolidated Equity" specified below:

                                                  Minimum Consolidated
          Fiscal Quarter Ending                          Equity
          ---------------------                   --------------------
          June 30, 2002                               $101,492,000
          September 30, 2002                          $110,961,000
          December 31, 2002                           $100,966,000
          March 31, 2003                              $ 87,882,000
          June 30, 2003                               $ 90,461,000
          September 30, 2003                          $ 94,751,000
          December 31, 2003                           $ 84,077,000

          (2) (A) The Borrower shall not permit the Interest Coverage Ratio as of the last day of each of the calendar months specified below, for the cumulative period commencing on April, 2002 and ending on the last day of such calendar month, to be less than the applicable "Minimum Interest Coverage Ratio" specified below:


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


                                                      Minimum Interest
          Fiscal Quarter Ending                        Coverage Ratio
          ---------------------                       ----------------
          June 30, 2002                                  1.50 to 1
          September 30, 2002                             1.50 to 1
          December 31, 2002                              1.25 to 1

          (B) The Borrower shall not permit the Interest Coverage Ratio as of the last day of each fiscal quarter of the Borrower specified below, for the period of four consecutive fiscal quarters then ending, to be less than the applicable "Minimum Interest Coverage Ratio" specified below:

                                                      Minimum Interest
          Fiscal Quarter Ending                        Coverage Ratio
          ---------------------                        --------------
          March 31, 2003                                 1.25 to 1
          June 30, 2003                                  1.25 to 1
          September 30, 2003                             1.25 to 1
          December 31, 2003                              1.25 to 1

          (3) The Borrower shall, as of the last day of each of the calendar months specified below, maintain Consolidated EBITDA for the cumulative period commencing on April 1, 2002 and ending on the last day of such calendar month, at an amount not less than the applicable "Minimum Cumulative Consolidated EBITDA" specified below:

                                                    Minimum Cumulative
                                                       Consolidated
          Month Ending                                    EBITDA
          ------------                              -----------------
          April 30, 2002                               $ 3,841,000
          May 31, 2002                                 $ 8,389,000
          June 30, 2002                                $14,722,000
          July 31, 2002                                $22,084,000
          August 31 2002                               $28,732,000
          September 30, 2002                           $33,110,000
          October 31, 2002                             $36,753,000
          November 30, 2002                            $37,818,000
          December 31, 2002                            $37,856,000

          (4) The Borrower shall, as of the last day of each of the calendar months specified below, maintain Consolidated EBITDA at an amount not less than the applicable "Minimum Rolling 12 Month Consolidated EBITDA" specified below for the period of 12 consecutive calendar months then ending:

                                                    Minimum Rolling 12
                                                    Month Consolidated
          Month Ending                                    EBITDA
          ------------                              ------------------
          January 31, 2003                             $36,135,000
          February 28, 2003                            $36,620,000
          March 31, 2003                               $39,301,000
          April 30, 2003                               $40,541,000
          May 31, 2003                                 $41,276,000
          June 30, 2003                                $42,192,000
          July 31, 2003                                $42,877,000
          August 31, 2003                              $43,422,000
          September 30, 2003                           $43,784,000
          October 31, 2003                             $43,941,000
          November 30, 2003                            $43,828,000
          December 31, 2003                            $43,539,000

          January 31, 2004                             $42,539,000


     (P) Hedging Obligations. Enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Borrower pursuant to which the Borrower has hedged its actual or forecasted interest rate, foreign currency or commodity exposure. Such permitted hedging agreements entered into by the Borrower and any Lender or any affiliate of any Lender to hedge floating interest rate risk in an aggregate notional amount not to exceed at any time an amount equal to the outstanding balance of the Term Loans and the principal Indebtedness under the Note Agreements at such time are sometimes referred to herein as "INTEREST RATE AGREEMENTS".

     (Q) Sales and Leasebacks. Neither the Borrower nor any of its Subsidiaries shall become liable, directly, by assumption or by Contingent Obligation, with respect to any lease, whether an operating lease or a Capitalized Lease, of any Property (whether real or personal or mixed) (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other Property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease, unless (a) in either case the sale involved is not prohibited under Section 6.3(B) and the lease involved is not prohibited under Section 6.3(A) or (b) such sale and leaseback transaction is the SunTrust Sale and Leaseback. The parties hereto acknowledge and agree that (1) the foregoing shall not operate to restrict, prohibit or prevent the Fleet Lease Transaction and the National City Lease Transaction and (2) the Borrower and its Subsidiaries are permitted to dispose of Property pursuant to the SunTrust Sale and Leaseback and the Collateral Agent is authorized to release its Liens on such Property in connection with such disposition.

     (R) Issuance of Disqualified and Preferred Stock. Neither the Borrower nor any of its Subsidiaries shall issue any Disqualified Stock. The Borrower shall not issue any new shares of preferred stock and shall not permit any Subsidiary to issue any shares of preferred stock.

     (S) Corporate Documents. Neither the Borrower nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective constituent documents as in effect on the date hereof in any manner materially adverse to the ability of the Borrower or any of its Subsidiaries to perform their respective obligations under the Loan Documents, without the prior written consent of the Required Lenders.

     (T) Other Indebtedness. The Borrower shall not amend, modify or supplement, or permit any Subsidiary to amend, modify or supplement (or consent to any amendment, modification or supplement of), any document, agreement or instrument evidencing the Note Agreements, the Senior Notes, the Related Notes, the National City Lease Transaction, the Fleet Lease Transaction, the Permitted Receivables Transfer or Subordinated Indebtedness (or any replacements, substitutions or renewals thereof) or pursuant to which any such Indebtedness is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:

          (i) increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;

          (ii) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

          (iii) shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;

          (iv) increases the rate of interest accruing on such Indebtedness;

          (v) provides for the payment of additional fees or increases existing fees;

          (vi) amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Borrower or a Subsidiary of the Borrower from taking certain actions) in a manner which is more onerous or more restrictive to the Borrower (or any Subsidiary of the Borrower) or which is otherwise materially adverse to the Borrower and/or the Lenders or, in the case of adding covenants, which places additional restrictions on the Borrower (or a Subsidiary of the Borrower) or which requires the Borrower or any such Subsidiary to comply with more restrictive covenants than the covenants set forth herein or which requires the Borrower to better its financial performance from that set forth in the financial covenants set forth herein;

          (vii) amends, modifies or adds any covenant in a manner which, when taken as a whole, is materially adverse to the Borrower and/or the Lenders;

          (viii) amends, modifies or supplements any subordination provisions thereof; or

          (ix) amends or modifies the limitations on transfer provided therein.

     (U) No Changes to Standard Warranty. The Borrower shall not, and shall cause its Subsidiaries to not, make any material changes to the warranty policies of the Borrower and its Subsidiaries in effect on the date of this Agreement.

     (V) Prohibition Against Trade-In Value Guaranties. The Borrower shall not, and shall cause its Subsidiaries to not, make any guarantee of trade-in values of trailers beyond six months in duration.

     6.4 Financial Covenants. The Borrower shall, and shall cause each of its Subsidiaries to, comply with the following:

     (A) Minimum Consolidated Tax Adjusted Equity. If the Borrower shall have reported a cumulative tax benefit as of the last day of any fiscal quarter specified below, the Borrower shall, as of the last day of such fiscal quarter, maintain Consolidated Tax Adjusted Equity at an amount not less than the applicable "Minimum Consolidated Tax Adjusted Equity" specified below:

                                                 Minimum Consolidated Tax
          Fiscal Quarter Ending                      Adjusted Equity
          ---------------------                  ------------------------
          March 31, 2003                              $ 99,064,000
          June 30, 2003                               $100,681,000
          September 30, 2003                          $103,283,000
          December 31, 2003                           $ 96,504,000

     (B) Minimum Consolidated Equity. If the Borrower shall not have reported a cumulative tax benefit as of the last day of any fiscal quarter specified below, the Borrower shall, as of the last day of such fiscal quarter, maintain Consolidated Equity at an amount not less than the applicable "Minimum Consolidated Equity" specified below:

                                                   Minimum Consolidated
          Fiscal Quarter Ending                           Equity
          ---------------------                    --------------------
          March 31, 2003                               $87,882,000
          June 30, 2003                                $90,461,000
          September 30, 2003                           $94,751,000
          December 31, 2003                            $84,077,000

     (C) Maximum Leverage Valuation Ratio. The Borrower shall not permit, as of the last day of each of the fiscal quarters specified below, the Leverage Valuation Ratio to exceed the applicable "Maximum Leverage Valuation Ratio" specified below:

                                                      Maximum Leverage
          Fiscal Quarter Ending                        Valuation Ratio
          ---------------------                       ----------------
          June 30, 2002                                  0.95 to 1
          September 30, 2002                             0.95 to 1
          December 31, 2002                              0.95 to 1

          March 31, 2003                                 0.85 to 1
          June 30, 2003                                  0.80 to 1
          September 30, 2003                             0.80 to 1
          December 31, 2003                              0.75 to 1

     (D) Minimum Consolidated EBITDA. (i) The Borrower shall, as of the last day of each of the fiscal quarters of the Borrower occurring in calendar year 2002, maintain Consolidated EBITDA for the cumulative period commencing on April 1, 2002 and ending on the last day of such fiscal quarter, at an amount not less than $(20,000,000).

          (ii) The Borrower shall, as of the last day of the calendar months specified below, maintain Consolidated EBITDA at an amount not less than the applicable "Minimum Rolling 12 Month Consolidated EBITDA" specified below for the period of 12 consecutive calendar months then ending:

                                                 Minimum Rolling 12 Month
          Month Ending                             Consolidated EBITDA
          ------------                           ------------------------
          January 31, 2003                             $36,135,000
          February 28, 2003                            $36,620,000
          March 31, 2003                               $39,301,000
          April 30, 2003                               $40,541,000
          May 31, 2003                                 $41,276,000
          June 30, 2003                                $42,192,000
          July 31, 2003                                $42,877,000
          August 31, 2003                              $43,422,000
          September 30, 2003                           $43,784,000
          October 31, 2003                             $43,941,000
          November 30, 2003                            $43,828,000
          December 31, 2003                            $43,539,000

          January 31, 2004                             $42,539,000

     (E) Minimum Interest Coverage Ratio. The Borrower shall not permit the Interest Coverage Ratio as of the last day of each fiscal quarter of the Borrower (commencing with the fiscal quarter ending on or about March 31, 2003), for the period of four consecutive fiscal quarters then ending, to be less than
1.25 to 1.

     (F) Maximum Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to, expend for Capital Expenditures during any fiscal year of the Borrower and its Subsidiaries, in excess of $6,000,000 in the aggregate for the Borrower and its Subsidiaries.

     (G) Maximum Finance Contracts. The Borrower will not, and will not permit any Subsidiary to, enter into any new Finance Contract if and to the extent that the sum of such Finance Contract (a) when added to the aggregate amount of all Finance Contracts entered into by the Borrower or any of its Subsidiaries during the twelve (12) month period that commences on the Effective Date exceeds $5,000,000 or (b) when added to the aggregate amount of all Finance Contracts entered by the Borrower or any of its Subsidiaries during the twelve (12) month period that commences on the first (1st) anniversary of the Effective Date exceeds $5,000,000.

ARTICLE VII: DEFAULTS

     7.1 Defaults. Each of the following occurrences shall constitute a Default under this Agreement:

     (a) Failure to Make Payments When Due. The Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or (ii) shall fail to pay within three (3) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

     (b) Breach of Certain Covenants. The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Borrower under:

          (i) Sections 6.1(C), 6.1(D), 6.1(E), 6.1(F), 6.1(G), 6.2(B), 6.2(C) or
     6.2(F) and such failure shall continue unremedied for fifteen (15) days;

          (ii) Section 6.1(A) or 6.1(B) or Section 6.2(N) or Section 6.2(O) or
     Section 6.2(P) or Section 6.2(Q) and such failure shall continue unremedied for five (5) Business Days; or

          (iii) Section 6.3 or 6.4.

     (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Borrower to the Collateral Agent, the Administrative Agent or any Lender herein or by the Borrower or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

     (d) Other Defaults. The Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraphs (a), (b) or (c) of this Section 7.1), or the Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the earlier of (i) notice from the Administrative Agent or the Collateral Agent or (ii) the date on which the Borrower knew of such default or should have known of such default exercising reasonable diligence.

     (e) Default as to Other Indebtedness. Any of the Borrower or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than the Obligations) the outstanding principal amount of which Indebtedness is in excess of $2,000,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Borrower or any such Subsidiary offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or


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required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

     (f) Involuntary Bankruptcy; Appointment of Receiver, Etc.

          (i) An involuntary case shall be commenced against the Borrower or any of its Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of its Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

          (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of its Subsidiaries or over all or a substantial part of the property of the Borrower or any of its Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Borrower or any of its Subsidiaries or of all or a substantial part of the property of the Borrower or any of its Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or any of its Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

     (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Borrower or any of its Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate, partnership or comparable action to authorize any of the foregoing.

     (h) Judgments and Attachments. Any money judgment(s) (other than a money judgment covered by insurance as to which the insurance company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against any of the Borrower or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $1,000,000 is (are) entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

     (i) Dissolution. Any order, judgment or decree shall be entered against the Borrower or any of its Subsidiaries decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Borrower or any of its Subsidiaries shall otherwise dissolve or cease to exist except as specifically permitted


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by this Agreement unless the dissolving entity is a limited liability company which elects to continue its existence.

     (j) Loan Documents; Failure of Security. At any time, for any reason, (i) any Loan Document as a whole that materially affects the ability of the Administrative Agent, the Collateral Agent or any of the Lenders to enforce the Obligations against the Borrower or any Guarantor or enforce their rights against the Collateral ceases to be in full force and effect or (ii) any Loan Party seeks to repudiate its obligations thereunder or (iii) after the execution and delivery of the Collateral Documents, except to the extent permitted by the terms thereof, the Collateral Documents, shall cease to create a valid and perfected first priority Lien subject only to Liens permitted by the Loan Documents in any of the Collateral purported to be covered thereby or (iv) any title insurance coverage in respect of any Material portion of the Collateral is disavowed or become ineffective.

     (k) Termination Event. Any Termination Event occurs which the Required Lenders believe is reasonably likely to subject the Borrower or any of its Subsidiaries to liability in excess of $1,000,000.

     (l) Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Borrower or any Controlled Group member to liability in excess of $1,000,000.

     (m) Change of Control. A Change of Control shall occur.

     (n) Environmental Matters. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Borrower or any of its Subsidiaries of any Contaminant into the environment,
(ii) the liability of any of the Borrower or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or
(iii) any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries, which, in any case, has or is reasonably likely to subject the Borrower or any of its Subsidiaries to liability individually or in the aggregate in excess of $5,000,000 (exclusive of liabilities with respect to which the Borrower is maintaining reserves as of the date hereof in accordance with Agreement Accounting Principles).

     (o) Collateral Documents. The Borrower or any Subsidiary shall fail to comply with any of the terms or provisions of any Collateral Document for five
(5) Business Days, subject to any applicable cure periods contained therein, after notice of such non-compliance from the Collateral Agent.

     (p) Interest Rate Agreements. Nonpayment by the Borrower or any Subsidiary of any obligation under any Interest Rate Agreement or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any such Interest Rate Agreement.

     (q) Material Adverse Effect. A Material Adverse Effect shall occur.


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     (r) Intercreditor Agreement. The intercreditor provisions of the
Intercreditor Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, any Person (including any Secured Party) shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations hereunder shall for any reason be subordinated or shall not have the priority contemplated by this Agreement and the Intercreditor Agreement.

     A Default shall be deemed "continuing" until cured or until waived in writing in accordance with Section 8.3.


ARTICLE VIII: ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES

     8.1 Remedies

     (a) Termination of Revolving Loan Commitments; Acceleration. If any Default described in Section 7.1(f) or 7.1(g) occurs with respect to the Borrower, the obligations of the Revolving Lenders to make Revolving Loans hereunder and the obligation of the Issuing Lender to issue Revolver Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, any Lender or the Issuing Lender. If any other Default occurs, (i) the Lenders with Revolving Loan Pro Rata Shares greater than fifty percent (50%) may terminate or suspend the obligations of the Revolving Lenders to make Revolving Loans hereunder and the obligation of the Issuing Lender to issue Revolver Letters of Credit hereunder, or (ii) the Required Lenders may declare the Obligations to be due and payable, or both, and upon any declaration under clause (ii), the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower expressly waives.

     (b) Rescission. If at any time after termination of the Revolving Lenders' obligations to make Revolving Loans or acceleration of the maturity of the Loans, Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Defaults and Unmatured Defaults (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 8.3, then upon the written consent of the Required Lenders and written notice to the Borrower, the termination of Revolving Lenders' respective obligations to make Revolving Loans and the respective Revolving Lenders' and the Issuing Lender's obligations to participate in or issue Letters of Credit or the aforesaid acceleration and its consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or Unmatured Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuing Lender to a decision which may be made at the election of the Required Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any termination of the aforesaid obligations of the Lenders or the Issuing Lender or any acceleration hereunder, even if the conditions set forth herein are met.


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


     (c) Enforcement. The Borrower acknowledges that in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent, the Issuing Lender and the Lenders; therefore, the Borrower agrees that the Administrative Agent, the Issuing Lender and the Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     8.2 Defaulting Lender. In the event that any Revolving Lender fails to fund its Revolving Loan Pro Rata Share of any Revolving Advance requested or deemed requested by the Borrower which such Revolving Lender is obligated to fund under the terms of this Agreement (the funded portion of such Advance being hereinafter referred to as a "NON PRO RATA REVOLVING LOAN"), until the earlier of such Revolving Lender's cure of such failure and the termination of the Revolving Loan Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Borrower and otherwise required to be applied to such Revolving Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower by the Administrative Agent ("CURE LOANS") on behalf of such Revolving Lender to cure, in full or in part, such failure by such Revolving Lender, but shall nevertheless be deemed to have been paid to such Revolving Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

          (i) the foregoing provisions of this Section 8.2 shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 2.8;

          (ii) any such Revolving Lender shall be deemed to have cured its failure to fund its Revolving Loan Pro Rata Share of any Revolving Advance at such time as an amount equal to such Revolving Lender's original Revolving Loan Pro Rata Share of the requested principal portion of such Advance is fully funded to the Borrower, whether made by such Revolving Lender itself or by operation of the terms of this Section 8.2, and whether or not the Non Pro Rata Revolving Loan with respect thereto has been repaid, converted or continued;

          (iii) amounts advanced to the Borrower to cure, in full or in part, any such Revolving Lender's failure to fund its Revolving Loan Pro Rata Share of any Revolving Advance shall bear interest at the rate applicable to Revolving Loans which are Base Rate Loans, in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans;

          (iv) regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Base Rate Loans shall be applied first, ratably to all Base Rate Loans constituting Non Pro Rata Revolving Loans, second, ratably to Base Rate Loans other than those constituting Non Pro Rata Revolving Loans or Cure Loans and, third, ratably to Base Rate Loans constituting Cure Loans; and


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


          (v) for so long as and until any such Revolving Lender's failure to fund its Revolving Loan Pro Rata Share of any Revolving Advance is cured in accordance with Section 8.2(ii), (A) such Revolving Lender shall not be entitled to any commitment fees with respect to its Revolving Loan Commitment and (B) such Revolving Lender shall not be entitled to any letter of credit fees, which commitment fees and letter of credit fees shall accrue in favor of the Revolving Lenders which have funded their respective Revolving Loan Pro Rata Share of such requested Advance, shall be allocated among such performing Revolving Lenders ratably based upon their relative Revolving Loan Commitments, and shall be calculated based upon the average amount by which the Aggregate Revolving Loan Commitment of such performing Revolving Lenders exceeds the sum of (I) the outstanding principal amount of the Revolving Loans owing to such performing Revolving Lenders, plus (II) the outstanding Reimbursement Obligations owing to such performing Revolving Lenders, plus (III) the aggregate participation interests of such performing Revolving Lenders arising pursuant to Section
     2.20 with respect to undrawn and outstanding Letters of Credit.

     8.3 Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

          (i) Postpone or extend the Termination Date, or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof).

          (ii) Reduce the principal Dollar Amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon (except with respect to a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof).

          (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of "Required Lenders" or "Pro Rata Share".

          (iv) Increase the amount of any Revolving Loan Commitment of any Revolving Lender hereunder or increase any Revolving Lender's Revolving Loan Pro Rata Share.

          (v) Permit the Borrower to assign its rights under this Agreement.

          (vi) Release any Loan Party from its obligations under the Guaranty or any Collateral Document.


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


          (vii) Other than pursuant to a transaction permitted by the terms of this Agreement or any Loan Document, release all or substantially all of the Collateral which is subject to the Loan Documents.

          (viii) Amend this Section 8.3.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. No amendment of any provision of this Agreement relating to the Issuing Lender shall be effective without the written consent of the Administrative Agent and the Issuing Lender. The Administrative Agent may waive payment of the fee required under Section 12.3(B) without obtaining the consent of any of the Lenders.

     8.4 Preservation of Rights. No delay or omission of the Lenders, the Issuing Lender or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.


ARTICLE IX: GENERAL PROVISIONS

     9.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of any Notes and the making of the Loans herein contemplated.

     9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower and neither the Administrative Agent nor the Issuing Lender shall be obligated to issue any Letter of Credit for the account of the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof.


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     9.5 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender. The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.6 Expenses; Indemnification.

     (A) Expenses. The Borrower shall reimburse the Administrative Agent for any reasonable costs, internal charges and out-of-pocket expenses (including (i) attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent, which attorneys and paralegals may be employees of the Administrative Agent and (ii) other advisors and professionals engaged from time to time by the Administrative Agent) paid or incurred by either the Administrative Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents or in connection with any work-out or restructuring of the transactions contemplated hereby, including without limitation, the reasonable professional fees and expenses of Ernst & Young Corporate Finance LLC incurred in connection with its engagement to assist the Lenders in their evaluation of the projections, business assumptions and other financial information presented by the Borrower in connection with the transactions contemplated herein. All such fees, costs and expenses incurred after the Effective Date shall be paid by the Borrower on a monthly basis. The Borrower also agrees to reimburse the Administrative Agent, the Lenders and the Issuing Lender for any costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent, the Lenders and the Issuing Lender, which attorneys and paralegals may be employees of the Administrative Agent, the Lenders or the Issuing Lender) paid or incurred by the Administrative Agent, any Lender or the Issuing Lender in connection with the collection of the Obligations and enforcement of the Loan Documents.

     (B) Indemnity. The Borrower further agrees to defend, protect, indemnify, and hold harmless the Administrative Agent, each and all of the Lenders, the Issuing Lender and each of their respective Affiliates, and each of such Administrative Agent's, Lender's, Issuing Lender's or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article IV) (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

          (i) this Agreement, the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of or participating in the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or


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


     Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Loan Documents; or

          (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrower or its Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "INDEMNIFIED MATTERS");

provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused solely by or resulting solely from the willful misconduct or Gross Negligence of such Indemnitee or breach of contract by such Indemnitee with respect to the Loan Documents, in each case, as determined by the final non-appealable judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

     (C) Waiver of Certain Claims; Settlement of Claims. The Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability for consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by the Borrower or any of its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transactions evidenced by this Agreement or the other Loan Documents (whether or not the Administrative Agent, any Lender, the Issuing Lender or any Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto.

     (D) Survival of Agreements. The obligations and agreements of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

     9.7 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

     9.8 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.


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     9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10 Nonliability of Lenders. The relationship among the Borrower and the Lenders, the Issuing Lender, and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender nor the Issuing Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent, nor any Lender, nor the Issuing Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     9.11 CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF INDIANA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     9.12 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     9.13 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     9.14 Supplemental Disclosure. At any time at the request of the Administrative Agent and at such additional times as the Borrower determines, the Borrower shall supplement each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby. Any such supplement to such schedule or representation which discloses the existence or occurrence of events, facts or circumstances which are prohibited by the terms of this Agreement or any other Loan Documents shall not be deemed an amendment thereof unless expressly consented to in writing by the Administrative Agent and the Required Lenders or each Lender, as may be applicable, and no such supplement to such schedule or representation, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Administrative Agent or any Lender of any Default disclosed therein.


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


     9.15 Amendment and Restatement of Original Credit Agreement. The Borrower, the Lenders, the Administrative Agent and the Issuing Lender agree that, upon
(i) the execution and delivery of this Agreement by the Borrower, the Administrative Agent, the Issuing Lender and the Lenders and (ii) satisfaction (or waiver by the Lenders in their sole discretion) of the conditions precedent set forth in Section 4.1 hereof, the terms and provisions of the Original Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation of the Original Credit Agreement or the indebtedness created thereunder, including, without limitation, all "Obligations" under and as defined therein. All outstanding "Loans" and "Letters of Credit" (under and as defined in the Original Credit Agreement) shall continue as Loans and Letters of Credit under (and shall be governed by the terms of) this Agreement. The "Commitments" of each Lender under the Original Credit Agreement shall, on the Effective Date, automatically be deemed amended and converted into, and in the amount of, the Revolving Loan Commitments hereunder.

     9.16 Release. The Borrower hereby acknowledges and confirms that (i) it does not have any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to), in any case based upon acts or omissions of the Administrative Agent or any of the Lenders occurring prior to the date hereof or facts otherwise known to it as of the date hereof, the effectiveness, genuineness, validity, collectibility or enforceability of this Agreement or any of the other Loan Documents, the Obligations, the Liens securing such Obligations, or any of the terms or conditions of any Loan Document (it being understood that such acknowledgment and confirmation do not preclude the Borrower from challenging the Administrative Agent's or any Lender's interpretation of any term or provision of this Agreement or other Loan Document) and (ii) it does not possess (and hereby forever waives, remises, releases, discharges and holds harmless the Lenders, the Administrative Agent and their respective affiliates, stockholders, directors, officers, employees, attorneys, agents and representatives and each of their respective heirs, executors, administrators, successors and assigns (collectively, the "Released Parties") from and against, and agrees not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether in law, equity or otherwise (which it, all those claiming by, through or under it, or its successors or assigns, have or may have) against the Released Parties, or any of them, by reason of, any matter, cause or thing whatsoever, with respect to events or omissions occurring or arising on or prior to the date hereof and relating to this Agreement or any of the other Loan Documents (including, without limitation, with respect to the payment, performance, validity or enforceability of the Obligations, the Liens securing the Obligations or any or all of the terms or conditions of any Loan Document) or any transaction relating thereto; provided, however, that the Borrower does not release or hold harmless any Released Party for actions or omissions by any such Released Party constituting, or losses or expenses directly resulting from, the gross negligence or willful misconduct of such Released Party as determined by a final judgment of a court of competent jurisdiction.


     ARTICLE X: THE ADMINISTRATIVE AGENT

     10.1 Appointment; Nature of Relationship. Bank One is appointed by the Lenders (each reference in this Article X to a Lender being in its capacity either as a Lender or the Issuing

Lender, or any or all of the foregoing) as the Administrative Agent hereunder and under each other Loan Document to which the Administrative Agent is a party, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in such other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Administrative Agent", it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative the Administrative Agent (i) does not assume any fiduciary duties to any Person and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives.

     10.2 Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Administrative Agent.

     10.3 General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any of the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from (i) the Gross Negligence or willful misconduct of such Person or
(ii) breach of contract by such Person with respect to the Loan Documents.

     10.4 No Responsibility for Loans, Creditworthiness, Recitals, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article IV; (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. Neither the Administrative Agent nor the Administrative Agent shall be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrower or any of its Subsidiaries.

     10.5 Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (except with respect to actions that require the consent of all of the Lenders as provided in Section 8.3), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6 Employment of Agents and Counsel. The Administrative Agent may execute any of their respective duties hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact, and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement among the Administrative Agent and the Lenders and all matters pertaining to such Agent's duties hereunder and under any other Loan Document.

     10.7 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

     10.8 The Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement or indemnification by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, including as a result of a dispute among the Lenders or between any Lender and the Administrative Agent, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, including as a result of a dispute among the Lenders or between any Lender and the Administrative Agent, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the Administrative Agent.

     10.9 Rights as a Lender. With respect to its Revolving Loan Commitment, Loans made by it and the Notes issued to it and Letters of Credit issued by it as the Issuing Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as through it were not the Administrative

Agent, as applicable, and the term "Lender" or "Lenders" or "Issuing Lender", as applicable, shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

     10.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.11 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Lenders, a successor Administrative Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Administrative Agent shall be subject to approval by the Borrower, which approval shall not be unreasonably withheld. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.


ARTICLE XI: SETOFF; RATABLE PAYMENTS

     11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders or the Issuing Lender under applicable law, if any Default occurs and is continuing, any indebtedness from any Lender or the Issuing Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied in accordance with the Intercreditor Agreement.

     11.2 Intentionally Omitted.


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


     11.3 Relations Among Lenders.

          (a) Except with respect to the exercise of set-off rights of any Lender in accordance with Section 11.1, the proceeds of which are applied in accordance with this Agreement, and except as set forth in Section 11.3(b) below, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Collateral Document or Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Administrative Agent.

          (b) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. Notwithstanding the foregoing, and subject to Section 11.2, any Lender shall have the right to enforce on an unsecured basis the payment of the principal of and interest on any Loan made by it after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.


ARTICLE XII: BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section
12.3 hereof. Notwithstanding clause (ii) of this Section 12.1, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     12.2 Participations.

     (A) Permitted Participants; Effect. Subject to the terms set forth in this
Section 12.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Revolving Loan Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro rata basis; provided that the amount of such participation shall not be for less than $5,000,000. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of Article III hereof, the Participants shall be entitled to the same rights as if they were Lenders provided however that no Participant shall be entitled to receive any greater payment under Article III than the Lender would have been entitled to receive with respect to the rights participated.

     (B) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents, other than any amendment, modification or waiver with respect to any Loan or Revolving Loan Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable pursuant to the terms of this Agreement with respect to any such Loan or Revolving Loan Commitment, or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Revolving Loan Commitment or releases all or substantially all of the Collateral, if any, securing any such Loan.

     (C) Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 hereof in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 hereof with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of set off. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in
Section 11.1 hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3 Assignments.

     (A) Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or a portion of its rights and obligations under this Agreement (including, without limitation, its Revolving Loan Commitment (if any), all Loans owing to it, all of its interests as Issuing Lender with respect to Letters of Credit, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with the provisions of this Section
12.3. Each assignment shall be of a constant, and not a varying, ratable percentage of all of the rights and obligations of any assigning Lender under this Agreement. Such assignment shall be substantially in the form of Exhibit C hereto and shall not be permitted hereunder unless such assignment is either for all of such Lender's rights and obligations under the Loan Documents or involves loans and Revolving


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


Loan Commitments in an aggregate amount of at least $5,000,000. Notice to the Administrative Agent and consent of the Administrative Agent and, so long as no Default shall have occurred and be continuing, notice to and consent of the Borrower (which consents will not be unreasonably withheld) shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof.

     (B) Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Appendix I to Exhibit C hereto (a "NOTICE OF ASSIGNMENT"), together with any consent required by Section 12.3(A) hereof, and (ii) except in the case of an assignment from a Lender to an Affiliate thereof or to a fund managed by the same investment manager, payment of a $3,500 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Revolving Loan Commitment, Loans and L/C Obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no consent or action by any of the Borrower or the Lenders and no further consent or action by the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Revolving Loan Commitment, Loans and Letter of Credit participations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(B), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Loan Commitment, as adjusted pursuant to such assignment.

     (C) The Register. The Administrative Agent shall maintain at its address referred to in Section 13.1 a copy of each assignment delivered to and accepted by it pursuant to this Section 12.3 and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment of and principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section 12.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     12.4 Confidentiality. Subject to Section 12.5, the Administrative Agent and the Lenders shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective Transferee

(as defined in Section 12.5 below) in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such Transferee or prospective Transferee to agree (and require any of its Transferees to agree) to comply with this Section 12.4. In no event shall the Administrative Agent or any Lender be obligated or required to return any materials furnished by the Borrower; provided, however, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of the Borrower in connection with this Agreement.

     12.5 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the Borrower and its Subsidiaries and the Collateral; provided that prior to any such disclosure, such prospective Transferee shall agree to preserve in accordance with Section 12.4 the confidentiality of any confidential information described therein.


ARTICLE XIII: NOTICES

     13.1 Giving Notice. Except as otherwise permitted by Article II with respect to Borrowing Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes); or, if by courier, one (1) Business Day after deposit with a reputable overnight carrier service; with all charges paid.

     13.2 Change of Address. Any of the Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


ARTICLE XIV: COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party hereto has notified the Administrative Agent by telex, facsimile or telephone, that it has taken such action.

                  [Remainder of This Page Intentionally Blank]

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                                        WABASH NATIONAL CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:  Christopher A. Black
                                            Title: Vice President and Treasurer

                                        Address:
                                        1000 Sagamore Parkway South
                                        Lafayette, IN  47905
                                        Attention: Christopher A. Black,
                                                   Vice President and Treasurer
                                        Telephone No.: (765) 772-2206
                                        Facsimile No.: (765) 772-2600





                                SIGNATURE PAGE TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        BANK ONE, INDIANA, N.A.
                                        as the Administrative Agent, the Issuing
                                        Lender, and as a Lender


                                        By:
                                            ------------------------------------
                                            Name:  _____________________________
                                            Title: _____________________________

                                        Address:
                                        One Bank One Plaza
                                        Chicago, IL  60670
                                        Attention: Patricia Carpen
                                        Telephone No.: (312) 732-1418
                                        Facsimile No.: (312) 732-1775





                                SIGNATURE PAGE TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        THE NORTHERN TRUST COMPANY


                                        By:
                                            ------------------------------------
                                            Name:  _____________________________
                                            Title: _____________________________

                                        Address:
                                        50 South LaSalle Street
                                        Chicago, IL 60675
                                        Attention: _____________________________
                                        Telephone No.: (312) ___________________
                                        Facsimile No.: (312) ___________________





                                SIGNATURE PAGE TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        U.S. BANK NATIONAL ASSOCIATION


                                        By:
                                            ------------------------------------
                                            Name:  _____________________________
                                            Title: _____________________________

                                        Address:
                                        425 Walnut Street, 8th Floor
                                        Cincinnati, OH 45202
                                        Attention: _____________________________
                                        Telephone No.: (513) ___________________
                                        Facsimile No.: (513) ___________________





                                SIGNATURE PAGE TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        SUNTRUST BANK

                                        By:
                                            ------------------------------------
                                            Name:  _____________________________
                                            Title: _____________________________

                                        Address:
                                        303 Peachtree Street, N.E.
                                        4th Floor
                                        Atlanta, GA 30080
                                        Attention: Steve Newby
                                        Telephone No.: (404) 658-4916
                                        Facsimile No.: (404) 230-1800





                                SIGNATURE PAGE TO
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


                                        FIFTH THIRD BANK


                                        By:
                                            ------------------------------------
                                            Name:  _____________________________
                                            Title: _____________________________

                                        Address:
                                        P.O. Box 1663
                                        Lafayette, IN 47902
                                        Attention: _____________________________
                                        Telephone No.: (765) ___________________
                                        Facsimile No.: (765) ___________________





                                SIGNATURE PAGE TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        KEYBANK NATIONAL ASSOCIATION


                                        By:
                                            ------------------------------------
                                            Name:  _____________________________
                                            Title: _____________________________

                                        Address:
                                        ________________________________________
                                        ________________________________________
                                        Attention: _____________________________
                                        Telephone No.: (___) ___-_______________
                                        Facsimile No.: (___) ___-_______________





                                SIGNATURE PAGE TO
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


                                        NATIONAL CITY BANK OF INDIANA


                                        By:
                                            ------------------------------------
                                            Name:  _____________________________
                                            Title: _____________________________

                                        Address:
                                        ________________________________________
                                        ________________________________________
                                        Attention: _____________________________
                                        Telephone No.: (___) ___-_______________
                                        Facsimile No.: (___) ___-_______________





                                SIGNATURE PAGE TO
                      AMENDED AND RESTATED CREDIT AGREEMENT